   As filed with the Securities and Exchange Commission on October 24, 1997

                                                  REGISTRATION NO.
                                                                  -------------

================================================================================

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            -----------------------

                                   FORM SB-2
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            -----------------------

             GRAND ADVENTURES TOUR & TRAVEL PUBLISHING CORPORATION
                 (Name of small business issuer in its charter)

           OREGON                          4724                  93-0950786
(State or other jurisdiction        (Primary industrial           (I.R.S.
of incorporation or organization)   classification code          Employer
                                          number)           Identification No.)


   GRAND ADVENTURES TOUR & TRAVEL                      MATTHEW O'HAYER
      PUBLISHING CORPORATION                1120 Capital of Texas Highway South
1120 Capital of Texas Highway South                  Bldg. 3, Suite 300
         Bldg. 3, Suite 300                         Austin, Texas  78746
        Austin, Texas  78746                            (512) 329-7255
           (512) 329-7255                    (Name, address, including zip code,
  (Address, including zip code, and            and telephone number, including
 telephone number, including area code,        area code, of agent for service)
  of registrant's principal executive
offices and principal place of business)

                            -----------------------

                                   Copies to:

        VINCE MOUER                                   MARK ROBERTSON
Kuperman, Orr, Mouer & Albers, P.C.               Robertson & Williams, Inc.
 100 Congress Avenue, Suite 1400           3033 Northwest 63rd Street, Suite 160
    Austin, Texas  78701-4042                   Oklahoma City, Oklahoma 73116

                            -----------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                            -----------------------

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------

     Title of each         Dollar          Proposed maximum         Proposed maximum
  class of securities   Amount to be        offering price         aggregate offering        Amount of
   to be registered       Registered           per unit                  price           registration fee
---------------------------------------------------------------------------------------------------------
     COMMON STOCK         $4,900,000             $7.00                 $5,635,000            $1,707.53
----------------------------------------------------------------------------------------------------------



         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO
SECTION 8(A), MAY DETERMINE.


================================================================================

                             CROSS REFERENCE SHEET
                           (Pursuant to Rule 404(a))


   ITEM
   No.                         Item                               Location in Prospectus
   --                          ----                               ----------------------
    1.     Front of Registration Statement and Outside    Front of Registration Statement; Outside Front
           Front Cover Page of Prospectus  . . . . . .    Cover Page of Prospectus

    2.     Inside Front and Outside Back Cover Pages      Inside Front and Outside Back Cover Pages of
           of Prospectus . . . . . . . . . . . . . . .    Prospectus
    3.     Summary Information and Risk Factors  . . .    Prospectus Summary; Risk Factors

    4.     Use of Proceeds . . . . . . . . . . . . . .    Use of Proceeds

    5.     Determination of Offering Price . . . . . .    Underwriting

    6.     Dilution  . . . . . . . . . . . . . . . . .    Dilution
    7.     Selling Security Holders  . . . . . . . . .    Not Applicable

    8.     Plan of Distribution  . . . . . . . . . . .    Underwriters

    9.     Legal Proceedings . . . . . . . . . . . . .    Not Applicable

   10.     Directors, Executive Officers, Promoters
           and Control Persons . . . . . . . . . . . .    Management
   11.     Security Ownership of Certain Beneficial       Principal Stockholders
           Owners and Management . . . . . . . . . . .

   12.     Description of Securities To Be Registered     Description of the Securities

   13.     Interests of Named Experts and Counsel  . .    Experts, Legal Matters

   14.     Disclosure of Commission's Position on
           Indemnification for Securities Act             Management
           Liabilities . . . . . . . . . . . . . . . .
   15.     Organization Within Last Five Years . . . .    Prospectus Summary - Overview; Prospectus Summary -
                                                          Use of Proceeds; Use of Proceeds; THE BUSINESS--The
                                                          Merger; Security Ownership of Certain Beneficial
                                                          Owners and Management; Management - Certain
                                                          Relationships and Related Transactions

   16.     Description of Business . . . . . . . . . .    Available Information; Risk Factors, Management's
                                                          Discussion and Analysis of Financial Condition;
                                                          Security Ownership of Certain Beneficial  Owners
                                                          and Management; Management; Description of the
                                                          Common Stock; Index to Financial Statements

   17.     Management's Discussion and Analysis of        The Company; Management's Discussion and Analysis
           Plan of Operation . . . . . . . . . . . . .    of Financial Conditions and Results of Operation

   18.     Description of Property . . . . . . . . . .    The Company

   19.     Certain Relationships and Related              Use of Proceeds; The Company - The Business of the
           Transactions  . . . . . . . . . . . . . . .    Company; Management - Certain Relationships and
                                                          Transactions

   20.     Market for Common Equity and Related           Risk Factors; Description of Securities; Shares
           Stockholder Matters . . . . . . . . . . . .    Eligible for Future Sale

   21.     Executive Compensation  . . . . . . . . . .    Management
   22.     Financial Statements  . . . . . . . . . . .    Financial statements

   23.     Changes in and Disagreements with              Not Applicable
           Accountants on Accounting and Financial
           Disclosure  . . . . . . . . . . . . . . . .

                SUBJECT TO COMPLETION, DATED OCTOBER 24, 1997

PROSPECTUS
                                 700,000 SHARES

                                  [GATT LOGO]


                                  COMMON STOCK

         All of the shares of common stock, $.0001 par value (the "Common Stock"), offered hereby (the "Offering") are being sold by Grand Adventures Tour & Travel Publishing Corporation, an Oregon corporation (the "Company" or "GATT"). Prior to this Offering, the Company's Common Stock has been traded on a very limited basis on the over-the-counter electronic bulletin board maintained by the National Association of Securities Dealers under the symbol "GATT." The Company has applied for listing on the [American Stock Exchange] under the symbol "GAT." The initial public offering price is expected to be $7.00 per share. See "UNDERWRITING; Determination of Offering Price" for a discussion of the factors considered in determining the initial public offering price.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THESE ARE SPECULATIVE SECURITIES. THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK, AND SUBSTANTIAL DILUTION AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE ENTIRE LOSS OF THEIR INVESTMENT. SEE "RISK FACTORS" BEGINNING AT PAGE ___ AND "DILUTION" AT PAGE ___.




-------------------------------------------------------------------------------------------------------------
                                                           Price To           Underwriting       Proceeds to
                                                             Public            Discount          Company (2)
                                                                            and Commissions          (3)
                                                                                  (1)
-------------------------------------------------------------------------------------------------------------
 Per Share                                              $      7.00        $____________        $____________

 TOTAL(3)                                                                  $____________        $____________
                                                        $4,900,000
-------------------------------------------------------------------------------------------------------------


(1) The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "UNDERWRITING."

(2) Before deducting expenses payable by the Company, estimated at $_____. See "USE OF PROCEEDS" and "UNDERWRITING."

(3) The Company has granted the Underwriters an option, exercisable within 45 business days from the date of this Prospectus, to purchase up to 105,000 additional shares of Common Stock upon the same terms and conditions as set forth above, solely to cover over-allotments, if any. If such over-allotment option is exercised in full, the total Price to Public, Underwriting Discounts and Commissions and Proceeds to Company will be $5,635,000.00, $______________- and
         $_________________, respectively.  See "UNDERWRITING."


         The shares of Common Stock being offered by this Prospectus are offered by the Underwriters, subject to prior sale, when, as and if delivered to and accepted by the Underwriters subject to certain other conditions. It is expected that delivery of the shares of Common Stock will be made against payment therefor at the offices of Capital West Securities, Inc., 211 North Robinson, 16th Floor, Oklahoma City, Oklahoma 73102, on or about December ___, 1997.




                         Capital West Securities, Inc.

             THIS PROSPECTUS IS DATED                      , 1997.
                                      ---------------------

         CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK, INCLUDING PURCHASES OF THE COMMON STOCK TO STABILIZE THEIR MARKET PRICE OR PURCHASES OF THE COMMON STOCK TO COVER SOME OR ALL OF A SHORT POSITION IN THE COMMON STOCK MAINTAINED BY THE UNDERWRITERS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                            -------------------

         IN CONNECTION WITH THIS OFFERING, CERTAIN UNDERWRITERS MAY ENGAGE IN PASSIVE MARKET MAKING TRANSACTIONS IN THE COMMON STOCK ON NASDAQ IN ACCORDANCE WITH RULE 103 OF REGULATION M. SEE "UNDERWRITING."

                            -------------------

         The Company has filed a Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, with the Securities and Exchange Commission (the "Commission") with respect to the Securities offered pursuant to this Prospectus. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information included in the Registration Statement and the exhibits thereto. For further information, reference is made to the Registration Statement and amendments thereof and to the exhibits thereto, which are available for inspection without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of the Registration Statement may be obtained from the Commission at prescribed rates.

                            -------------------

         The Company will furnish to the common stockholders annual reports of the Company containing audited financial statements. The Company will also furnish, upon request from any stockholder, copies of any quarterly report filed with the Commission.

                            -------------------

         The mailing address of the Company's principal executive offices is 1120 Capital of Texas Highway South, Bldg. 3, Suite 300, Austin, Texas 78746, and its telephone number is (512) 329-7255.

                                    SUMMARY

         The following summary is qualified in its entirety by reference to the detailed information and financial statements (including the notes thereto) and the pro forma financial information appearing elsewhere in this Prospectus. Unless otherwise indicated, the information in this Prospectus: (i) reflects a 1-for-7 reverse split of Common Stock effective prior to commencement of this Offering (the "Reverse Stock Split"); (ii) assumes the conversion of approximately $905,182 of the Company's convertible indebtedness shares into 395,303 shares of Common Stock upon the closing of this Offering (the "Conversion"); and (iii) assumes that the Underwriters' over-allotment option will not be exercised.

                                  THE COMPANY

         The Company serves a portion of the travel industry known as "interliners" through two divisions operated within its wholly-owned
subsidiary.    Interliners are the active employees and retirees of the airline industry, who may fly on many carriers for free or at a very significantly reduced fare, along with their families and the friends to whom they pass along their allotments of no-cost or low-cost flying privileges. One division (the "Publishing Division") publishes a magazine and other promotional material directed at the interline market, see "THE BUSINESS; The Publishing Division," infra, and the other (the "Marketing Division") offers travel accommodations to interliners. See "THE BUSINESS; The Marketing Division." infra.

         The Publishing Division produces, publishes, and distributes Interline Adventures, a 27 year-old, four-color, 120 plus-page, bi-monthly magazine, and then supplements that publication with other information in between the editions of the larger magazine. The Marketing Division, under the name "Interline TravelReps," provides hotel and resort accommodations, consisting of rooms or vacation packages (comprised of some combination of rooms, meals and services) and berths or seats on cruises and escorted tours.

         The Company uses the operations of the Publishing Division to market the products offered by the Marketing Division. In addition to advertising and products sold by the Marketing Division, the Publishing Division advertises other travel accommodations and travel services in exchange for advertising revenues or "room night" credits which can then be sold by the Marketing Division. The Marketing Division procures its supply of hotel and resort accommodations, cruise ship cabins, and tour reservations from the operators of those businesses and then sells the products to the interliner at a price which reflects a discount to the prevailing retail price. The amount charged to the customer is established and published in the magazine and in the Company's other publications and is quoted over the telephone by the Marketing Division's reservation specialists.

MARKET OPPORTUNITY

         The market that exists to service the interline market is highly fragmented, generally consisting of small operators serving the market either as a adjunct to a retail tour operation or by concentrating on an extremely narrow segment. There are a handful of major interline companies that are established and offer a relatively broad service, yet none of these operations could be considered to have a dominant position. The Company believes that with sufficient capital, it will be able to publish its magazine more frequently, and more importantly, print and distribute a much larger number of copies, thereby dramatically enhancing the Company's market presence. The increased distribution levels should also serve to enhance the Company's ability to realize advertising income and market its travel products.

         On _______________, the Company completed a private placement (the "1997 Private Placement") of units consisting of 10% Notes in an aggregate principal amount of $500,000 and 500,000 shares of Common Stock. On ___________, 1997, the Company effected a 1 for 7 reverse stock split. Unless otherwise indicated, the information in this Prospectus assumes that the 1997 Private Placement and the Reverse Stock Split were consummated prior to this
Offering.   See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS" and "SELECTED FINANCIAL INFORMATION."

                                  THE OFFERING

 Common Stock Offered  . . . . . . . . . .     700,000 shares

 Common Stock Outstanding  . . . . . . . .
          Prior to the Offering (1)  . . .     1,827,021
          After the Offering (1) . . . . .     2,527,021

 Use of Proceeds . . . . . . . . . . . . .     The Company intends to use the net proceeds of the Offering to retire the notes issued in the 1997 Private Placement;
                                               expand its magazine publications; and for working capital and general corporate purposes. See "Use of Proceeds."
 Risk Factors  . . . . . . . . . . . . . .

 OTC EBB Trading Symbol  . . . . . . . . .     GATT

 Proposed American Stock Exchange Symbol       GAT


         (1) Does not include (i) 292,066 shares of Common Stock issuable upon exercise of warrants issued and outstanding as of the date of this Prospectus; (ii) shares of Common Stock issuable upon exercise of the Underwriters' Warrants to be issued in connection with the sale of shares of Common Stock in this Offering; and (iii) 450,000 shares of Common Stock reserved for issuance under the Company's stock option plans, of which 105,666 shares are subject to outstanding options. See "UNDERWRITING" and "MANAGEMENT -- STOCK OPTION PLANS."

                                  RISK FACTORS

         The securities offered hereby are speculative and involve a high degree of risk, including risk associated with the travel industry, general economic conditions, dependence on suppliers and technology, competition and the risks of development stage companies in general. Investors should carefully consider the risk factors enumerated herein before investing in the Common Stock.

                     SUMMARY - FINANCIAL AND OPERATING DATA

     The following table sets forth selected historical financial information of the Company for each of the two fiscal years ended December 31, 1995 and 1996 and the nine months ended September 30, 1997. The following financial information should be read in conjunction with such financial statements including the notes thereto and the Pro Forma Balance Sheet included elsewhere herein. Also see "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."



                                                                                        UNAUDITED
                                                    YEAR ENDED       YEAR ENDED    NINE MONTHS ENDED
                                                    ----------       ----------    -----------------
STATEMENT OF INCOME DATA                            DECEMBER 31,     DECEMBER 31,    SEPTEMBER 30,
                                                       1995             1996              1997
REVENUES                                               ----             ----              ----
     Hotel revenue                                   $  2,289,018    $  4,249,454    $  3,473,835
     Cruise and tour revenue                                    0       6,339,179       5,722,149
     Magazine subscription and advertising revenue              0         374,789         340,276
     Merchandise and other revenue                         37,874          39,904          14,013
                                                     ------------    ------------    ------------
             Total Revenues                             2,326,892      11,003,326       9,550,273
                                                     ------------    ------------    ------------

COST OF SALES

     Hotel cost                                         1,751,919       3,273,552       2,520,221
     Cruise and tour cost                                       0       5,562,876       5,078,400
     Magazine publishing cost                                   0          75,120         396,201
     Merchandise cost                                      13,822           2,340               0
                                                     ------------    ------------    ------------
             Total Cost of Sales                        1,765,741       8,913,888       7,994,822
                                                     ------------    ------------    ------------
             Gross Profit                                 561,151       2,089,438       1,555,451

OPERATING EXPENSES

      Selling, general and administrative expenses        530,488       1,816,025         704,360
     Wages                                                342,544       1,111,081         803,436
     Depreciation and amortization                         52,863          34,987          29,978
                                                     ------------    ------------    ------------
             Total Operating Expenses                     925,895       2,962,093       1,537,774
                                                     ------------    ------------    ------------
Net Loss Before Income Taxes                             (364,744)       (872,655)         17,676
Income Tax Expense                                              0               0               0
Net (Loss)                                           ($   364,744)   ($   872,655)   $     17,676
                                                     ============    ============    ============
Net (Loss) Per Common Share (Note 2)                 ($      0.04)   ($      0.09)   $       0.00
                                                     ============    ============    ============
Weighted Average Common Shares Outstanding              9,100,000       9,530,007      11,422.869
                                                     ============    ============    ============
  (not adjusted for 1 for 7 reverse stock split)

                                                          SEPTEMBER 30, 1997
                                   ==============================================================
                                                              PRO FORMA
                                                              AS ADJUSTED           PRO FORMA
                                                             FOR THE 1997        AS ADJUSTED FOR
                                             ACTUAL         PRIVATE PLACEMENT       THE OFFERING
                                   ==============================================================

BALANCE SHEET  DATA
Cash and Cash Equivalents                  $   190,870        $   640,920            $ 4,140,920
Total Assets                                 2,239,574          2,689,624              6,189,624
Long-term Obligations                          803,480          1,303,480                 64,473
Accumulated Deficit                         (1,775,131)        (2,075,081)            (2,075,081)
Total Stockholders' Equity                  (1,175,971)        (1,225,921)             3,679,261



                                  RISK FACTORS

         In consideration whether to subscribe for the purchase of Shares, investors should consider the following:

LIMITED HISTORICAL FINANCIAL INFORMATION

         The financial statements included within this Prospectus contain unaudited pro forma financial information as of December 31, 1995, all as more particularly set forth in the notes to such historical and pro forma financial statements. This historical financial information is being furnished in accordance with applicable disclosure requirements. Investors are cautioned, however, that the results of operations of these divisions prior to their acquisition by the Company are not likely to be indicative of the results of operations of such divisions thereafter because of changes in management, operating plans, integration of the various operating divisions, the Company's long-term strategic plan, and other factors. Similarly, the financial information respecting the Company since December 31, 1995, while the Company was integrating the operations of the acquired divisions, implementing changes in management policies and practices, and effecting other broad-scale changes may not be indicative of the results of operations for the combined enterprise in the future.

INTEGRATION OF ACQUIRED DIVISIONS

         The Company's wholly-owned subsidiary acquired the majority of its operating divisions in January 1996 and only since then has managed those various divisions under the single management structure of the Company. In bringing those separate acquired divisions under common management, the Company has implemented a number of management and operating changes in an effort to centralize certain management functions, take advantage of marketing, product, and service synergies between the various divisions, and effect other changes in order to position the Company for implementation of its long-term growth strategies. There can be no assurances that all of such measures will yield the results desired by the Company. The Company's future success will be dependent on the success of such measures and, in the event that any of such measures do not attain the desired level of success, the Company's ability to revise such measures or adopt new measures in an attempt to more effectively integrate these separate acquired divisions into coordinated enterprises and manage them. There can be no assurance that the Company will be able to achieve results of operations on a consolidated basis in the future that will be consistent with the results of operations reported by such acquired divisions while they were operated separately. See, "THE BUSINESS; The Merger and Integration of Operating Divisions."

DEPENDENCE ON KEY EMPLOYEES

         The Company relies on the experience and ability of its executive officers and, senior management, and employees of its operating divisions, the loss of any one of whom could have a material adverse effect on the Company. Although the Company is considering the purchase of key-man life insurance insuring the lives of some of its executives, no key executive is currently covered by key man life insurance. See, "MANAGEMENT."

ABSENCE OF OPERATING CAPITAL/GOING CONCERN QUALIFICATION

         The Company has a significant accumulated deficit and the Company's auditors for fiscal year 1996 included in their audit opinions a qualification regarding the Company's ability to continue as a going concern. Historically, the Company has had insufficient cash or near-cash reserves and insufficient current sources of operating income to satisfactorily implement its business strategy and otherwise operate effectively. This has forced the Company to publish and distribute its informational products on an inconsistent basis, defer the payment of certain expense and otherwise limit its efforts to promote sales growth. Although the Company believes that this Offering, if successful, will provide enough capital to fully implement its business plan for the foreseeable future, if implementation of the Company's business plan does not generate cash resources in sufficient amounts and at appropriate times, the Company may require additional capital or may be required to slow the implementation of its business strategy. At this point in time, there can be no assurances that the Company will be able to locate and procure such additional capital. See, "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."

BUSINESS SEASONALITY

         As most travel by interliners takes place during times when there are empty seats on airlines, travel volume for the interline industry tends to decrease when the leisure travel industry generally and airlines in particular experience high traffic volume. Accordingly, generally high traffic volumes from the middle of November through the middle of January usually result in low interline traffic volumes. Management believes that it has taken appropriate measures to prepare for the seasonality which confronts the Company but there can be no assurance that this seasonality will not have a material adverse effect on the Company or the Company's financial condition. See, "THE BUSINESS" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."

COMPETITION

         The Company is aware of over 30 competitors in the interline travel industry, all of which are privately-held and for which no reliable sales information is available. Two of the companies, Caesar's and Magellan, have been in the travel business for over 20 years and have an established market presence and variety of products and services. In providing travel services, the Company believes that competition in the interline industry is based principally on market visibility and the nature and variety of products and services offered rather than merely price. The Company believes that it benefits from being able to offer a broad variety of products in a variety of destinations. The Company generally offers the prevailing interline discount rate, and on specific customer requests, typically matches lower rates offered by others. See "THE BUSINESS; The Marketing Division; Competition." In publishing the Magazine, the Company competes with the ASU Travel Guide, an approximately 400-page quarterly listing with a significant readership. The ASU Travel Guide is not affiliated with any reservation or travel firm providing the types of support services offered by the Company. Although the Company has designed its products and services and its expansion strategy with a view to operating in this competitive environment, there can be no assurance that the Company will be able to compete effectively or profitably. Many of the Company's competitors have significant management and financial resources and more established market niches than the Company. See "THE BUSINESS; The Publishing Division; Competition."

DIVIDENDS NOT LIKELY

         The Company makes no assurances that its proposed operations will result in sufficient revenues to enable profitable operations or to generate positive cash flow. For the foreseeable future, the Company anticipates that it will use any funds available to finance the growth of the Company and that it will not pay cash dividends to stockholders. See "DIVIDEND POLICY."

RISKS ASSOCIATED WITH THE TRAVEL INDUSTRY; GENERAL ECONOMIC CONDITIONS

         The Company's results of operations will be dependent upon factors affecting the travel industry. The Company's revenues and earnings are especially sensitive to events that affect domestic and international air travel, cruise travel and resort hotels in Mexico and the Carribbean. A number of factors, most notably labor disturbances, but including political instability, armed hostilities, international terrorism, extreme weather conditions, a rise in fuel prices, a decline in the value of the U.S. dollar and excessive inflation, could result in an overall decline in demand for interline travel. These types of events could have a material adverse effect on the Company's business, financial condition and results of operations. In addition, demand for the Company's travel services may be significantly related to the general level of economic activity and employment in the U.S. Therefore, any significant economic downturn or recession in the U.S. could have a material adverse effect on the Company's business, financial condition and results of operations.

DEPENDENCE ON TRAVEL PROVIDERS

         The Company is dependent upon travel providers for access to their capacity. The Company anticipates that a significant portion of the Company's revenues will be derived from the sale of capacity of relatively few travel providers. Moreover, certain portions of the Company's business are dominated by a limited number of providers, the loss of any of whom as a customer of the Company could have a material adverse effect on a substantial portion of the Company's business. The Company's agreements with its travel providers can generally be canceled or modified by the travel provider upon relatively short notice. The failure of a travel provider loss of a contract, changes in the Company's pricing agreements or commission schedules, or more restricted access to travel providers' capacity could have a material adverse effect on the Company's business, financial condition and results of operations. See, "THE BUSINESS; The Marketing Division."

DEPENDENCE UPON TECHNOLOGY

         The Company's business is dependent upon a number of different information and telecommunication technologies to facilitate its access to information and manage a high volume of inbound and outbound calls. Any failure of this technology would have a material adverse effect on the Company's business, financial condition and results of operations. The Company is dependent upon certain third party vendors, including central reservation systems operators such as the SABRE Group, for access to certain information. Any failure of these systems or restricted access by the Company would have a material adverse effect on the Company's business, financial condition and results of operations. See, "THE BUSINESS; Facilities."

LISTING REQUIREMENTS

         The Company will apply for listing of the Common Stock on the American Stock Exchange ("AMEX"). Inasmuch as the Company will not, solely after giving effect to this Offering, meet the minimum requirements for the AMEX, it will have to satisfy these requirements before it can apply to have its stock listed on the AMEX. Management intends to file a listing application as a part of this Offering. If the application is not granted by the staffs of that organization, the Company may appeal such decision, which involves substantial additional time and expense. At the time deemed appropriate by management, the Company will incur costs for filing fees and other charges in seeking to have its common stock listed on the AMEX, none of which will be recoverable in the event the Company's application is not granted. See "DESCRIPTION OF SECURITIES; Listing Requirements."

LIMITED AND UNCERTAIN MARKET FOR COMMON STOCK

         The Common Stock is traded in the over-the-counter market and is traded on the OTC Electronic Bulletin Board under the symbol "GATT," but there has been very little consistent trading volume, with significant changes in the bid and asked quotations for the Common Stock as a result of relatively minor changes in the supply and demand and without any necessary correlation between prices and the business, prospects, or results of operations of the Company. The

Company believes that during the last few months, the Common Stock traded in small amounts at prices of approximately $0.81 to $2.50 per share (before giving effect to the Reverse Stock Split), but because of the lack of a continuous, consistent trading volume, such figures should not be considered a reliable indication of the market price for the Common Stock. Subscribers in this Offering should be extremely cautious in relying on price quotations and other market information respecting the Common Stock in making an investment decision. See "DESCRIPTION OF SECURITIES; Determination of Offering Price." The Company believes that the current trading activity does not represent a viable trading market for the Common Stock.

         The Company will apply for listing of the Common Stock on the American Stock Exchange; however, there can be no assurance that an active public market will develop. The initial public offering price was determined solely through negotiations among the Company and representatives of the Underwriters based on several factors, and may not be indicative of the market price for the Common Stock after the completion of the Offering. Among the factors considered in such negotiations were prevailing market conditions, the results of operations of the Company in recent periods, the market capitalizations and stages of development of other companies which the Company and the Underwriters believe to be comparable to the Company, estimates of the business potential of the Company and the present state of the Company's development. See "UNDERWRITING; Determination of Offering Price."

         Moreover, the trading price of the Company's Common Stock could be subject to fluctuations in response to quarterly variations in results of operations, announcements of new services or products by the Company or its competitors, changes in financial estimates by securities analysts and other events or factors. Recent history relating to the market prices of other newly public companies indicates that the market price of the Company's Common Stock following the Offering may be highly volatile. At various times, the stock market has experienced volatility that has particularly affected the market prices for stock of particular industry groups, such as retail-oriented companies, often without regard to a particular company's operating results.

BLANK CHECK PREFERRED STOCK

         The Board of Directors has the authority to issue the Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without further vote or action by the stockholders. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of Common Stock. The issuance of Preferred Stock with voting and conversion rights may adversely affect the voting power of the holders of Common Stock, including the loss of voting control to others, and otherwise result in dilution of the holders of Common Stock. At present, the Company has no Preferred Stock outstanding and no plans to issue any of the Preferred Stock. See, "DESCRIPTION OF SECURITIES."

SUBSTANTIAL DILUTION

         The offering price of Common Stock is substantially in excess of book value. On the basis of an assumed offering price of $7.00 per share (the low point in the range set forth on the cover of this Prospectus), this Offering involves an immediate dilution of approximately $5.69 per share of Common Stock (approximately 82% of the offering price per share) between the offering price per share and the pro forma net tangible book value per share of the Common Stock immediately after the completion of this Offering. See "DILUTION."

LIMITED UNDERWRITING EXPERIENCE

         Capital West Securities, Inc ("Capital West"), one of the Underwriters, was first registered as a broker-dealer in May 1995 and has participated in only eight public equity offerings as an underwriter, acting as a manager or co-manager in five of those offerings. Prospective purchasers of the securities offered hereby should consider this limited experience in evaluating this Offering. See "UNDERWRITING."

SHARES ELIGIBLE FOR FUTURE SALE

         Future sales of shares of Common Stock by the Company or its existing stockholders, or the perception that such sales may occur, could adversely affect the market price of the Common Stock. Upon completion of the Offering, 2,527,021 shares of Common Stock will be outstanding (2,632,021 shares outstanding assuming exercise of the Underwriters' over-allotment option in full). Of the outstanding shares, the 700,000 shares (805,000 shares assuming the Underwriters' over-allotment option is exercised in full) sold in the Offering, and approximately 40,000 shares held by existing stockholders who are not, as of the date of this Prospectus, "affiliates" of the Company, will be tradeable without restriction. The remaining shares of Common Stock to be outstanding after the Offering are "restricted securities" (the "Restricted Securities") within the meaning of Rule 144 under the Securities Act and may not be publicly resold, except in compliance with the registration requirements of the Securities Act or pursuant to an exemption from registration, including that provided by Rule 144 promulgated under the Securities Act. The Company believes that the holders of approximately 400,000 of the Restricted Securities have satisfied the one-year holding period mandated by Rule 144 and are capable of sale in accordance with the other requirements of that rule. Approximately 34% of the outstanding shares of Common Stock after the Offering (assuming that the Underwriter's over-allotment option is not exercised), in addition to being Restricted Securities, are subject to agreements to not sell such Restricted Shares for a 12-month period or, in the case of certain executive officers of the Company, a 24-month period. Sales of substantial amounts of Common Stock, or the perception that such sales could occur, could adversely affect the prevailing market price of the Common Stock. See "SHARES ELIGIBLE FOR FUTURE SALE" and "UNDERWRITING."

         In addition to the outstanding shares of Common Stock, there are 242,066 shares subject to outstanding warrants and options at a weighted average exercise price of $6.87 per share. There are also 450,000 shares of Common Stock reserved for issuance under the Company's stock option plans, of which 105,666 shares are subject to outstanding options at a weighted average exercise price of $7.00 per share. See "MANAGEMENT; Incentive Stock Option Plan." Registration statements are expected to be filed to permit the resale of shares issuable upon exercise and, the resale of the shares acquired upon exercise could adversely affect the prevailing market price of the Common Stock. See "SHARES ELIGIBLE FOR FUTURE SALE."

CERTAIN GENERAL AND FORWARD-LOOKING INFORMATION

         This Prospectus contains information developed by the Company, general industry information from third party sources, estimates of market size and characteristics, projected market growth, anticipated capital requirements, assumptions concerning competitive conditions, and other matters. All of such material is based on a number of variables, hypotheticals, and assumptions, including third party data believed reliable but not fully verified or verifiable independently by management of the Company. Further, the effect of such information on the business of the Company is based on estimates and future circumstances, including events that have not occurred, which may not occur, or which may occur with difference consequences from those forecast. If investors were to consult their own advisors and industry experts, it should be expected that their views may differ from those set forth herein. Future operating results are impossible to predict. No representation or warranty of any kind is made by the Company, and none should be inferred, respecting the future accuracy or completeness of such forward-looking information. See, "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."

VOTING CONTROL BY EXISTING MANAGEMENT AND STOCKHOLDERS

         The Company's executive officers and directors, entities affiliated with them and employees of the Company and holders of at least 5% of the outstanding Common Stock affiliated with the executive officers and directors will beneficially own shares of Common Stock representing more than 37% of the total voting power of the Common Stock after giving effect to the Offering. These persons, if acting in concert, will be able to exercise control over the Company's affairs and are likely to be able to control the Board of Directors and the disposition of any matter submitted to a vote of stockholders. See, "PRINCIPAL STOCKHOLDERS."

                                USE OF PROCEEDS

       The net proceeds to the Company from the sale of the 700,000 shares being offered hereby are estimated to be approximately $4.0 million (approximately $4.6 million if the Underwriters' over-allotment option is exercised in full), assuming an initial offering price of $7.00 per share and after deducting the estimated underwriting discounts and commissions and offering expenses. The Company expects to use the net proceeds (assuming no exercise of the Underwriters' over-allotment option) in fiscal 1998 approximately as follows:


                       USE                                APPROXIMATE                  APPROXIMATE PERCENTAGE
                                                         DOLLAR AMOUNT                    OF NET PROCEEDS

Marketing/Publishing  Expenses...................        $ 1,750,000                           43.75%

Furniture and Equipment..........................            500,000                           12.5%

Operating Capital................................          1,000,000                           25.0%

Repayment of debt incurred in connection with 1997 Private Placement Financing and

other accumulated liabilities ...................           750,000                            18.75%

TOTAL............................................        $4,000,000                           100.0%
                                                         ==========                           ======

         Where appropriate, proceeds of this Offering also may be used to acquire competitors who help the Company to more completely serve its markets and clientele or to expand the Company's clientele, although there are no present understandings, agreements or commitments with respect to any such acquisitions.

         Any remaining net proceeds are to be used for working capital and other general corporate purposes. Pending application of the proceeds described above, the net proceeds of the Offering will be invested in short-term, investment grade, interest-bearing securities.

                                DIVIDEND POLICY

         The Company makes no assurance that its proposed operations will result in sufficient revenues to enable profitable operations or to generate positive cash flow. For the foreseeable future, the Company anticipates that it will use any funds available to finance the growth of the Company and that it will not pay cash dividends to stockholders.

         The payment of dividends, if any, in the future is within the discretion of the Board of Directors and will depend on the Company's earnings, its capital requirements, restrictions imposed by lenders and financial condition and other relevant factors.

                                    DILUTION

         At September 30, 1997, pro forma net tangible book value of the Company's Common Stock was approximately ($701,580), or ($0.38) per share, after giving effect to (i) the 1997 Private Placement, (ii) the Reverse Stock Split and (iii) the Conversion, all as if completed at September 30, 1997. "Pro forma net tangible book value" per share of Common Stock is defined as total tangible assets of the Company less total liabilities, divided by the total number of shares of Common Stock outstanding. Giving effect to the Offering, at an assumed initial public offering price of $7.00 per share, the adjusted pro forma net tangible book value of Common Stock at September 30, 1997 would have been approximately $1.31 per share of Common Stock. This will represent an immediate dilution of $5.69 per share to new investors purchasing shares of Common Stock in this Offering. The following table illustrates the per share dilution to new investors:


Assumed initial public offering price per share..................................       $7.00

Pro forma net tangible book value per share at September 30, 1997................      ($0.38)

Increase attributable to new investors...........................................       $1.69

Pro forma net tangible book value per share after the Offering...................       $1.31

Dilution per share to new investors..............................................       $5.69

         The foregoing discussion and table do not assume the exercise of warrants and stock options which are outstanding as of the date of this Prospectus and entitling the holders thereof to purchase 397,733 shares of Common Stock at a weighted average exercise price per share of $6.90, after giving effect to the Reverse Stock Split.

         A significant portion of the outstanding shares of Common Stock, including substantially all of the shares of Common Stock owned by officers, directors and affiliates of the Company, were issued in connection with a Merger between the Company, a wholly-owned subsidiary of the Company and Airfair Publishing, Inc. See "THE BUSINESS; The Merger" and "CERTAIN TRANSACTIONS." Prior to the Merger, there was no reliable trading market for shares of Common Stock, or any other reliable means of ascertaining the value of the securities surrendered, as part of the merger, and in exchange for shares of the Company's Common Stock.

                                 CAPITALIZATION

         The following table sets forth: (i) the capitalization of the Company as of September 30, 1997, as adjusted for the Reverse Stock Split; (ii) the effect of the completion of the 1997 Private Placement, with net proceeds to the Company of approximately $450,000, as if completed at September 30, 1997; and (iii) the pro forma capitalization of the Company as of such date, after giving effect to the Conversion and the sale of the 700,000 shares of Common Stock offered hereby at an assumed offering price of $7.00 per share. This table should be read in conjunction with "USE OF PROCEEDS," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS," "PRO FORMA BALANCE SHEET" and the financial statements and notes appearing elsewhere in this Prospectus.

                                                                                     September 30, 1997
--------------------------------------------------------------------------------------------------------------------
                                                                                         Pro Forma
                                                                               -------------------------------------
                                                            As Adjusted        As Adjusted for     As Adjusted for
                                                            for the            the 1997            the Offering (2)
                                                            Reverse Stock      Private
                                                            Split (1)          Placement (1)
Long-term obligations...................................... $803,480           $1,303,480          $64,473

Stockholders' equity:
Preferred stock --
10,000,000 shares authorized;
none issued and outstanding
at September 30, 1997...................................... $-------------     $-------------      $-------------

Common Stock; $.0001 par value: 30,000,000 shares
authorized; 1,431,718 shares issued and outstanding at
September 30, 1997; 2,527,021 shares issued and
outstanding as adjusted for the Offering and the
Conversion................................................. $       136               $143                  $253

Additional paid-in capital................................. $   599,024           $849,017            $5,754,089

Accumulated deficit ....................................... $(1,775,131)       $(2,075,081)          $(2,075,081)

Total stockholders' equity................................. $(1,775,971)       $(1,225,921)           $3,679,261

Total capitalization.......................................   $(372,491)           $77,559            $3,743,734

(1) Excludes 450,000 shares of Common Stock reserved for issuance pursuant to the Company's stock option plans (of which 105,666 are subject to outstanding options), and 292,066 shares subject to outstanding warrants. See "Management - Stock Option Plans," "Description of Securities" and "Shares Eligible for Future Sale."

(2) Excludes 450,000 shares of Common Stock reserved for issuance pursuant to the Company's stock option plans (of which [105,666] are subject to outstanding options), and 372,066 shares subject to outstanding warrants. See "Management -- Stock Option Plans," "Description of Securities" and "Shares Eligible for Future Sale."

                        SELECTED FINANCIAL INFORMATION

                                                                          PRO FORMA                    PRO FORMA
                                                                        ADJUSTMENTS     PRO FORMA    FOR THE 1 FOR
                                                                            FOR      ADJUSTMENTS     7 STOCK SPLIT
                                                                           1 FOR 7        FOR        AND THE 1997
                                                                            STOCK       PRIVATE         PRIVATE
                                                              ACTUAL      SPLIT(1)    PLACEMENT(2)  PLACEMENT(1)(2)
                                                             ======================================================
ASSETS
CURRENT ASSETS
     Cash and cash equivalents - restricted                    $190,870               $450,050 (2)        $640,920
     Accounts receivable, net of allowance for
              doubtful accounts of $8,810 in 1997                 76254                                      76254
     Due from affiliate                                          140134                                     140134
     Prepaid expenses                                                 0                                          0
     Prepaid hotel cost                                          565744                                     565744
     Prepaid cruise and tour cost                                810321                                     810321
                                                             -----------------------------------------------------
             Total Current Assets                               1783323           0         450050         2233373
PROPERTY AND EQUIPMENT, AT COST, NET
     of accumulated depreciation                                  49300                                      49300
OTHER ASSETS
     Deferred  charges and other assets                           26113                                      26113
     Intangible assets, net of accumulated
              amortization                                       380838                                     380838
                                                             -----------------------------------------------------
                                                             $2,239,574          $0       $450,050      $2,689,624
                                                             =====================================================
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
     Accounts payable                                          $343,434                                   $343,434
     Other current liabilities                                   482964                                     482964
     Current portion of long-term debt                           337339                                     337339
     Due to affiliate                                                 0                                          0
     Deferred hotel revenue                                      501754                                     501754
     Deferred cruise and tour revenue                            827581                                     827581
     Deferred subscription revenue                               118994                                     118994
                                                             -----------------------------------------------------
             Total Current Liabilities                          2612066                                    2612066
OTHER LIABILITIES
     Long-term debt                                              803480                500,000 (2)         1303480
     Deferred discount                                                0                                          0
                                                             -----------------------------------------------------
             Total Other Liabilities                             803480                     500000         1303480
STOCKHOLDERS' (DEFICIT)
     Preferred stock, no par value; authorized
             10,000,000 shares; none issued and outstanding      -
     Common stock $.0001 par value; authorized
             30,000,000 shares                                      952    -816 (1)          7 (2)             143
     Additional paid-in capital                                  598208     816 (1)    249,993 (2)          849017
     Accumulated deficit                                       -1775131               (299,950 (2))       -2075081
                                                             -----------------------------------------------------
             Total Stockholders' (Deficit)                   (1,175,971)          0        (49,950)     (1,225,921)
                                                             -----------------------------------------------------
                                                             $2,239,574          $0       $450,050      $2,689,624
                                                             =====================================================
                                                                PRO FORMA        PRO FORMA
                                                             ADJUSTMENTS FOR      FOR  THE
                                                             THE OFFERING(3)  OFFERING(1)(2)(3)
                                                             =================================
ASSETS
CURRENT ASSETS
     Cash and cash equivalents - restricted                   $3,500,000 (3)        $4,140,920
     Accounts receivable, net of allowance for
              doubtful accounts of $8,810 in 1997                          0             76254
     Due from affiliate                                                    0            140134
     Prepaid expenses                                                                        0
     Prepaid hotel cost                                                    0            565744
     Prepaid cruise and tour cost                                          0            810321
                                                             ---------------------------------
             Total Current Assets                                    3500000           5733373
PROPERTY AND EQUIPMENT, AT COST, NET
     of accumulated depreciation                                           0             49300
OTHER ASSETS
     Deferred  charges and other assets                                    0             26113
     Intangible assets, net of accumulated
              amortization                                                 0            380838
                                                             ---------------------------------
                                                                  $3,500,000        $6,189,624
                                                             =================================
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
     Accounts payable                                                      0          $343,434
     Other current liabilities                                    -21675 (3)            461289
     Current portion of long-term debt                           -144500 (3)            192839
     Due to affiliate
     Deferred hotel revenue                                                0            501754
     Deferred cruise and tour revenue                                      0            827581
     Deferred subscription revenue                                         0            118994
                                                             ---------------------------------
             Total Current Liabilities                               -166175           2445891
OTHER LIABILITIES
     Long-term debt                                             -1239007 (3)             64473
     Deferred discount                                                                       0
                                                             ---------------------------------
             Total Other Liabilities                                -1239007             64473
STOCKHOLDERS' (DEFICIT)
     Preferred stock, no par value; authorized
             10,000,000 shares; none issued and outstanding                             -
     Common stock $.0001 par value; authorized
             30,000,000 shares                                       110 (3)               253
     Additional paid-in capital                                  4905072 (3)           5754089
     Accumulated deficit                                                   0          -2075081
                                                             ---------------------------------
             Total Stockholders' (Deficit)                         4,905,182         3,679,261
                                                             ---------------------------------
                                                                  $3,500,000        $6,189,624
                                                             =================================


(1)  The 1 for 7 Reverse Stock Split:

         Outstanding shares of Common Stock Before Split:                                     9,522,024
                 Outstanding shares of Common Stock After Split:                              1,360,289
                 Decrease in shares outstanding:                                              8,161,735
                 Decrease in par value outstanding @ $0.0001 per share:                      $      816

(2)  The 1997 Private Placement:

         Record issuance of Private Placement Notes Payable
                Gross Notes Payable:                                                    $  500,000
         Less Commissions (Charged to Earnings):                                        -   50,000
         Plus Proceeds From Sale of
                Stock (500,000 shares @ $.0001):                                                50
         Net Proceeds:                                                                  $  450,050

         Record charge to earnings for discounted stock price:

         Exercise price of most recent options issued (pre-split)                       $   0.5000
         Price of shares in the Private Placement                                           0.0001
         Estimated discounted value per share                                           $   0.4999
         Shares in Private Placement                                                       500,000
         Additional charge to earnings for Private Placement                            $  249,950

(3)  The Offering:

         Record Public Offering of Common Stock
            Offering Proceeds ( 700,000 shares @ $7.00 )                                $4,900,000
               Less: Commissions                                                        -  490,000
             Less: Offering Expenses                                                    -  410,000
             Less: Repayment of Private Placement Debt                                  -  500,000
             Net Proceeds                                                               $3,500,000

         Record Conversion of Debt to Common Stock
            Accrued Interest on Convertible Debt                                        $   21,675
            Short-term Convertible Debt                                                 $  144,500
            Long-term Convertible Debt                                                  $  739,007
            Total Converted Debt                                                        $  905,182
            Number of Common Shares issued on conversion                                   395,303

         Record Stockholder Equity Accounts
            Total Offering Shares                                                          700,000
            Total Converted Shares                                                         395,303
            Total Shares Issued                                                          1,095,303
            Par value of shares issued @ $0.0001 per share                              $      110
            Additional Paid-in Capital                                                  $4,905,072

      Total Shares Outstanding After Offering:                                           2,527,021



                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The financial information set forth in the following discussion should be read in conjunction with, and qualified in its entirety by, the financial statements of the Company included elsewhere herein.

         On December 1, 1994, IMS, a subsidiary of BEI Holdings, Inc. ("BEI"), acquired from an unrelated third party, in consideration of the assumption of $144,394 in liabilities, the net assets that have resulted in the hotel and resort operations of the Company. BEI formed Airfair as a subsidiary on January 5, 1996, in which to consolidate its interline industry activities. On January 13, 1996, effective December 31, 1995, Airfair acquired certain assets and assumed certain liabilities that became the cruise and Magazine divisions of Airfair in consideration of the assumption of $593,791 in liabilities. Following the organization of Airfair, IMS transferred the hotel and resort division to Airfair, effective January 1, 1996. Effective October 10, 1996, Airfair merged into a newly created, wholly-owned subsidiary of the Company. Airfair became the surviving operating corporation, albeit a wholly owned subsidiary of the Company following the merger . In view of the foregoing acquisitions and merger and its new management team, operating strategies, expansion plans, resources, and other factors, management does not believe that a discussion of the cruise prices and escorted operations of the Company would be meaningful. Effective January 1, 1997, the Company combined the operations of the hotel and resort divisions together with the cruise and escorted tour divisions into a single division called "Interline Travel Reps."

FINANCIAL CONDITION AND CHANGES IN FINANCIAL CONDITION

         The Company had a negative working capital of $828,743 as of September 30,1997, as compared to a negative working capital of $1,101,503 at September 30, 1996. The primary causes for this deficit in working capital was the loss from operations of $452,240 for the nine-month interim period from September 1996 to September 1997 and monthly debt service that had reached approximately $20,000 per month. The Company ended the third quarter with $2,612,066 in current liabilities as compared to $2,338,633 for the prior year comparable quarter. This increase in current liabilities was a result of the Company's inability to generate enough cash funds during the year to adequately sustain the Company's acquisitions and management's desire to grow sales through increasing the number of issues, size, distribution and quality of the Magazine. The largest components of current liabilities are accounts payable of $343,434 (of which $277,171 are greater than 90 days past due); accrued expenses and negative cash balances of $482,964; current portion of notes payable of $337,339, and deferred revenues relating to hotels, cruises and tours and magazine subscriptions of $1,448,329. A large portion of accounts payable are made up of amounts due for telephone services and the publication of the Magazine. The Company has been diligently working with its primary vendors to work out payment schedules. During the quarter ended September, 30, 1997, one of the Company's vendors agreed to convert its trade payable balance to note payable. Accrued expenses of $482,964 are comprised mainly of payroll, vacation, commissions, note interest negative cash balances, and general administrative expenses. Deferred revenues for hotels and cruises represent the moneys received from passengers that are deferred for revenue recognition purposes until the passenger has completed travel. These deferred liabilities are very short-term in nature due to the short time from between booking date and travel date. Amounts deferred for hotels were $501,754 and for cruises $827,581 at September 30, 1997. Deferred subscription revenue of $118,994 represents subscription moneys received but not earned at quarter end. Magazine subscriptions are normally paid in full in advance for the one- or two-year subscription period. Revenue is earned on a prorata basis as the magazines are printed and shipped to the subscribers.

         Total notes payable of $1,140,818 are detailed in Note 7 of the financial statements. The holder of the acquisition notes agreed to a substantially discounted payoff on these notes in April, 1997. The Company completely extinguished this debt through the payment of $75,000 in cash in April, 1997. The discount amounted to a reduction of $224,792 in the debt balance and an equal reduction in the amount of goodwill created in the acquisition. The Company obtained an additional $500,000 in financing during the quarter ended June 30, 1997 through the issuance of convertible debentures due April, 2000. These debentures bear a 7% annual interest rate due on each anniversary. The Company may pay the interest due with shares of the Company's common stock at the rate of one share for each $0.50 of interest due. The holders of the debentures may convert the unpaid principal into shares of the Company's common stock at a conversion price of $0.25 per share. These debentures were issued with warrants which entitle the holders thereof to purchase 1,000,000 of the Company's common stock at a exercise price of $1.00 per share. As a result of the Reverse Stock Split, these warrants will entitle the holders thereof to acquire an aggregate of 114,285 shares of Common Stock a per share exercise price of $7.00. During the quarter, Company negotiations with one printing vendor led to its conversion of an account payable into a note payable over the next 12 months. The Company also negotiated an agreement with the holder of an existing note to lend an additional $80,000 so as to permit the Company to publish one issue of the Magazine. Of the total of $1,140,818 in notes, the current portion amounts to $337,339 and the long-term portion equals $803,480.

         Included in other liabilities of the previous quarter besides the long term debt was a deferred discount of $54,644 that was received as a service discount from the Company's long distance telephone carrier in 1996 upon the execution of a long term agreement. The agreement required the Company to use a minimum of $240,000 in annual long distance services for a period of three years. If the Company failed to utilize the required minimum usage, the discount was to be forfeited. The Company renegotiated this agreement during the current quarter and the deferred discount was forgiven and became fully earned.

         The Company had $2,239,574 in total assets at September 30, 1997 compared to assets of $1,915,169 at the end of September 30, 1996. Substantially all of the balance in the cash account of $190,870 consists of escrow deposits required by the Company's previous and current banks as a reserve for charge backs against the Company's Visa/MasterCard credit card processing. The Company has ceased processing Visa/MasterCard charges through its previous processor, who has agreed to return all unused escrow funds to the Company by May, 1998. The Company has had a history of minimal charge backs. The Company contracted with a another credit card processor, as of July 1, 1997, to continue credit card processing. The new processor is requiring a six-month rolling reserve of 5% of monthly credit card receipts. Approximately 70% of the Company's hotel and resort sales are generated through credit cards. The accounts receivable of $76,254 is comprised primarily of advertising revenue from vendors that advertised in the Magazine and updates. Prepaid tour cost and prepaid cruise cost of $575,744 and $810,321, respectfully, represent funds paid to hotels and cruise lines as of September, 1997, for travel dates that occur after that date. These prepaid items relate directly to the previously discussed deferred revenues and are also very short-term in nature. Goodwill consist of the excess of purchase price over net assets acquired during the aforementioned acquisitions. However, goodwill associated with the cruise and magazine divisions was reduced by $224,963 during the quarter due to a reduced lump sum settlement of the notes due the prior owners of the acquired assets.

RESULTS OF OPERATIONS

Overall Operating Results

         The Company had net income for the quarter ended September 30, 1997 of $72,779 as compared to a loss of $55,103 for the previous six months of 1997. The primary cause for the third quarter gain was an increase in sales of $224,069 over the previous quarter as well as recognizing the deferred discount from the long distance carrier. The Company also repriced the hotel rooms it purchased from IMS in accordance with the Marketing Agreement ( See Note 7 Due to Affiliate of the financial statements and "CERTAIN TRANSACTIONS." The Company had previously estimated the cost of these room purchases until adequate data was available in order to properly cost out this contractual agreement. The result of the recalculation was that the Company had overpaid IMS approximately $159,000 for the purchase of these utilized hotel rooms and therefore had overstated cost of goods sold. The Company has changed the room cost in the reservation system for future purchases. The following schedule reflects the effects of this repricing applied to the periods in which incurred:


---------------------------------------------------------------------------------------------------------------------------
                           Quarterly Net          Adjustment for          Allocation of Cost       Quarterly Net
                           Income (Loss as        Reduction of cost       Reduction to Period      Income (Loss) as
                           Reported               on Repriced Rooms       Incurred                 Adjusted
---------------------------------------------------------------------------------------------------------------------------
March 31, 1996                        $(163,546)                                           18,353               $ (145,193)
June 30, 1996                            11,316                                            15,383                   26,699
September 30, 1996                     (250,509)                                           17,439                 (233,070)
December 31, 1996                      (469,916)                                            8,418                 (461,498)
---------------------------------------------------------------------------------------------------------------------------
Total 1996                            $(872,655)                      $0                $  59,593               $ (813,062)
---------------------------------------------------------------------------------------------------------------------------
March 31, 1997                        $ (75,323)                                           26,933               $  (48,390)
June 30, 1997                            20,220                                            34,148                   54,368
September 30, 1997                       72,779                 (159,835)                  39,161                  (47,895)
---------------------------------------------------------------------------------------------------------------------------
Total 9 Months 1997                    $ 17,676              $  (159,835)               $ 100,242               $  (41,917)
---------------------------------------------------------------------------------------------------------------------------
Total Adjustment                                             $  (159,835)                 159,835
---------------------------------------------------------------------------------------------------------------------------


         For the nine months ended September 30, 1997 the Company had a net loss of $41,917 as adjusted for the above repricing as compared to a net loss $351,564 for the comparable period of 1996. The decreased loss in 1997 is the result of an increase in sales of approximately $1,100,000 over the 1996 period as well a reduction in operating expenses of approximately $245,000 over the same period. The increase in sales is primarily attributed to repeat customer sales, a larger property portfolio and an additional year of experience in the cruise market. The funding of publications has come primarily from funding provided by the debt instruments mentioned previously. Management set a goal in the latter part of 1996 of increasing sales through increasing the size, quality and distribution of the Magazine. The Magazine's production schedule was to be increased to every two months as opposed to every three months before the Company's acquisition of the Magazine. The Magazine also produces an update brochure promoting hotel and cruise specials for bulk distribution through Airport offices. Management believes that increased circulation will increase the value of the publications to both advertisers and subscribers. The Company intends for the Magazine Division to increase revenue from either or both of advertising or subscriptions to the point where the Magazine Division will at least break even in 1998.

Revenue

         Gross revenue for the quarter ended September 30, 1997, was $3,607,327 an increase of $224,069 over the June, 1997 quarter revenues of $3,383,258. Hotel sales of $1,105,218 for the current quarter represent a 16% decrease for the September, 1997 quarter compared to $1,324,238 for the June quarter. The decrease in hotel sales was primarily caused by the unavailability of rooms during the quarter at one of the Company's primary resort locations (Cancun), which is attributed to overwhelming retail demand for hotel/resort space in that market. However, the Marketing Division has substantially increased the number of properties available to the interline market during the year. Gross cruise and tour revenue equaled $2,317,601 for the 1997 September quarter, an increase of $364,983 over the second quarter. The Company recognizes hotel and cruise revenues on a "booked, paid, traveled" basis, (i.e. revenue is not earned until the passenger has completed travel).

         Gross revenue for the nine months ended September 30, 1997 increased $1,086,623 over the comparable nine months of 1996. Cruise and tour revenues accounted for $955,610 of this increase, while hotels increased $86,949 over this time frame. Management believes that these increases are attributable to an increased presence in the marketplace.

Cost of Goods Sold

         Hotel cost has been restated in the following schedule to reflect the effects of repricing of the IMS rooms aforementioned:


                        Hotel Revenue As     Hotel Cost As      Adjustment for        Allocation of cost   Adjusted
                        Reported             Reported           Reduction of cost     Reduction to         Room
                                                                on Repriced Rooms     Period Incurred      Cost
March 31, 1996             $  915,177            710,827                                  (18,353)         $692,474
June 30, 1996               1,264,958            963,240                                  (15,383)          947,857
September 30, 1996          1,206,751            933,536                                  (17,439)          916,097
December 31, 1996             862,568            665,949                                   (8,418)          657,531
Total 1996                 $4,249,454         $3,273,552                    $0          $ (59,593)       $3,213,959
March 31, 1997             $1,044,379            813,848                                  (26,933)         $786,915
June 30, 1997               1,324,238          1,018,773                                  (34,148)          984,625
September 30, 1997          1,105,218                                  159,835            (39,161)          808,274
Total 9 months 1997        $3,473,835          2,520,221              $159,835          $(100,242)       $2,579,814
Total Adjustment                                                       159,835           (159,835)


         The Marketing Division had adjusted cost of sales of $808,274 on sales of $1,105,218 for the current quarter producing a gross margin of $296,944, or 26.8% of sales. The comparable second quarter hotel cost of sales were $984,625 generating a gross margin of $339,613, or 25.6% on sales of $1,324,238. The cruise division generated a gross margin of $239,322 or 10.3% on sales of $2,317,601 for the quarter ended September 30, 1997. This compares to the prior quarterly margin of $232,362 or 11.9% on sales of $1,952,618. Average margins on cruises can range from 10% to 18% depending on cruise line space availability.

         The adjusted margin for hotel sales for the nine months ended September 30, 1997, was $894,021 or 25.7% of sales. Cruise and tour gross margin for the same period was $643,749 or 11.3% of sales. The comparable 1996 margin for hotels was $830,458 or 24.5% of hotel sales. Cruises in 1996 produced a $599,648 margin or 12.5% of sales. The larger 1996 cruise margin percentage is attributable result of one unusual under-booked cruise in June 1996 on which the Company was able to acquire births and then sell to produce a margin of approximately $84,000 on sales of approximately $110,000.

Operating Expenses

         Operating expenses for the quarter ended September 30, 1997 were $622,744, as compared to $436,573 for the second quarter. The increase was caused by of increased computer programming cost for modifications to the reservation system, commissions incurred for the relatively new Germany and Canada operations which receive 60% of the margins on their production (in recognitions of their obligations to bear their operating costs), an increase of 1% in the discount fee charged by the new credit card processors, increased travel to industry trade and vendor meetings, and increased expenses associated with disseminating advertising material to the airline employees such as the weekly fax communications, printing expenses of the Germany Guide and the Suntrust brochure. The Suntrust brochure was a concept where the Company agreed with Suntrust bank to market selected Company properties to the credit card holders of the bank. The project was abandoned after a poor response rate. Contracts were negotiated during the year with separate travel operators in Germany and Canada where they are able to sell the Company's properties to their respective markets. These operations are expected to significantly increase Company sales over time. The Company is in the process of negotiating with operators in Mexico and Japan for similar agreements.

         The largest expense item for the Company is wages, which equaled $803,436 for the nine months ended September 30, 1997 as compared to $913,837 for the previous year, a decrease of $110,401. The Company reduced salary expenses as of January 1, 1997 through the reduction of personnel and attrition. Another major expense area is management fees. Airfair entered into a management agreement with BEI and IMS effective March 1, 1996, see, "CERTAIN TRANSACTIONS." Under this agreement, BEI permits Airfair to use office space and certain equipment leased by BEI, and BEI and IMS provide Airfair insurance, payroll services, office supplies and other minor office services. IMS and BEI charge Airfair a management fee equal to 0.5% of Airfair's gross revenue per month for these services. In addition, pursuant to the terms of the Management Agreement, IMS, BEI, and Airfair agreed that Airfair would reimburse BEI for a portion of the direct payroll expenses of certain members of management who serve BEI, IMS, and Airfair (the "Shared Management Members"). The proportion is intended to correspond with the amount of time expended by the Shared Management Members on the business matters of Airfair. These management fees and the payroll reimbursements for Shared Management Members totaled $168,419 for the nine months ended September 30, 1997, as compared to a $15,975 for the nine months of 1996. Prior to the management agreement, all general and administrative expenses of BEI were allocated to Airfair and IMS on a ratio basis. In February 1996, BEI incurred a large one-time gain which exceeded its expenses. As such, both Airfair and IMS were the beneficiaries of an expense credit for that month. Airfair's portion of that allocation was a credit of approximately $142,000.

LIQUIDITY AND CAPITAL RESOURCES

         The Company has a significant accumulated deficit and the Company's auditors for fiscal year 1996 included in their audit opinions a qualification regarding the Company's ability to continue as a going concern. Historically, the Company has had insufficient cash reserves to satisfactorily implement its business strategy and otherwise operate effectively. This has forced the Company to publish and distribute its information on an inconsistent basis, defer payment of certain expenses and otherwise limit its efforts to promote sales growth. As most travel by interliners takes place when there are empty seats on airlines, travel volume tends to decrease when the retail travel industry experiences high traffic volume. Accordingly, generally high retail travel volumes from the middle of November through January usually results in low interline travel volume. As a result the Company normally sees much lower travel sales during the fourth quarter of the year and their can be no assurances that the Company will be able to generate an operating profit for the quarter.

         Since Airfair's inception, it has financed its business growth through internally generated revenue, borrowings from its former sole stockholder, BEI, and borrowings from new stockholders subsequent to its spin-off from BEI. In September, 1996, the Company borrowed $400,000 from seven shareholders ("bridge loans") that were collateralized with 130,868 shares of equity securities that are owned by BEI. BEI executed a Security Pledge Agreement in favor of the lenders. Thereafter, management has taken a different strategy in raising and conserving funds needed for operations in 1997 and thereafter. Since January 1, 1997, management has reduced expenses by approximately $27,000 per month through a reduction in nonessential personnel, changing to a lower priced package delivery service, obtaining more services such as small printing jobs on a trade basis and reducing any other expenses that are not considered absolutely necessary to the ongoing needs of the operation.

         During the prior quarter, the Company raised funds through additional long-term borrowings. The bridge loans were restructured in a transaction whereby the loan-holders agreed to the release of the pledged equity securities in exchange for the following: (1) payment of all accrued interest through April 10, 1997, which was paid in the amount of approximately $29,000, (2) the loan broker received a fee of $20,000, (3) 40,000 Company common stock warrants were issued to the loan broker and 20,000 stock warrants were issued to a principal of the loan broker, all exercisable at $1.00 per share, (4) the bridge loans were converted to 3-year notes bearing 12% annual interests , with principal and interest payable monthly, beginning in May, 1997, the outstanding principal balance is convertible (at note holders' option) into Company common stock at $.50 per share, and no prepayment penalties. Also in April and May, 1997, the Company raised an additional $500,000 from ten investors through the issuance of three-year convertible debentures. The debentures carry an annual interest rate of 7%. Interest and principal are due and payable in annual installments on each anniversary. At the option of the Company, interest payments due prior to the maturity date may be made in shares of common stock of the Company at the rate one share for each $0.50 of interest accrued and payable. The debenture holder has the right at any time prior to maturity to convert all or any portion of the then outstanding principal balance into fully paid and non-assessable shares of common stock of the Company at a conversion price of $0.25 per share of such outstanding principal amount, subject to adjustment from time to time as provided for in the debenture.

         The Company also extinguished (in April, 1997) the $299,963 of notes payable that were incurred in connection with the acquisition of the cruise and magazine division for a cash settlement of $75,000 (See Financial Condition and Changes in Financial Condition above). During the previous quarter, the Company also negotiated the conversion of five accounts payable vendors into notes payable with various terms and conditions (see Note 7 to the financial statements ). The remaining unpaid balance of these vendor notes was $121,933 at September 30,1997. During the current quarter, the Company borrowed an additional $80,000 from one of its existing note holders. This note was repaid subsequent to the end of the quarter. Management has and is continuing to negotiate with its accounts payable vendors in order to work out acceptable payment schedules for all parties.

         As a result of the transactions described in the preceding paragraph, management believes that its existing working capital levels, supplemented by cash expected to be generated by existing operations and cash generated through stock sales or other financing arrangements, will be sufficient to fund the Company's needs over the foreseeable future. The Company is in the process of securing an additional $500,000 bridge loan with an anticipated October 1997 closing date. These funds will be utilized for publications, operating expenses and some offering expenses in anticipation of a public offering prior to the end of 1997. Management's belief is based on a number of assumptions including, without limitation, that increased gross sales will result from increased distribution (both in terms of frequency and number of issues) of the Company's publications and that the Company can continue to operate effectively at reduced levels of operating expenses. There can be no assurance that the foregoing assumptions and the other assumptions relied upon by management will prove accurate and any such inaccuracy may cause the Company to need working capital. Moreover, there are no assurances that the Company will be able to procure any such capital should it be needed and any such inability may have an adverse effect on the Company's business, financial condition and future operating results.

INFLATION

         The Company's results of operations have not been affected by inflation and management does not expect inflation to have a significant effect on its operations in the future because of the short time frame between reservation bookings and the dates of travel.

FORWARD-LOOKING INFORMATION

         From time to time, the Company or its representatives have made or may make forward-looking statements, orally or in writing. Such forward-looking statements may be included in, but not limited to, press releases, oral statements made with the approval of an authorized executive officer or in various filings made by the Company with the Securities and Exchange Commission. Words or phases "will likely result", "are expected to", "will continue", "is anticipated", "estimate", "project or projected", or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("the Reform Act"). The Company wishes to ensure that such statements are accompanied by meaningful cautionary statements, so as to maximize to the fullest extent possible the protections of the safe harbor established in the Reform Act. Accordingly, such statements are qualified in their entirety by reference to and are accompanied by the following discussion of certain important factors that could cause actual results to differ materially from such forward-looking statements.

         Management is currently unaware of any trends or conditions other than those previously mentioned in this management's discussion and analysis that could have a material adverse effect on the Company's consolidated financial position, future results of operations, or liquidity.

         However, investors should also be aware of factors that could have a negative impact on the Company's prospects and the consistency of progress in the areas of revenue generation, liquidity, and generation of capital resources. These include: (i) variations in the mix of hotel, cruise, and magazine revenues, (ii) possible inability to attract investors for its equity securities or otherwise raise adequate funds from any source should the Company seek to do so, (iii) increased governmental regulation, (iv) increased competition, (v) unfavorable outcomes to litigation involving the Company or to which the Company may become a party in the future and, (vi) a very competitive and rapidly changing operating environment. Furthermore, reference is also made to other sections of this report that include factors that could adversely impact the Company's business and financial performance.

         The risks identified here are not all inclusive. New risk factors emerge from time to time and it is not possible for Management to predict all of such risk factors, nor can it assess the impact of all such risk factors on the Company's business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results.

                                  THE BUSINESS

         The Company serves a portion of the travel industry known as "interliners" through two divisions operated within its wholly-owned subsidiary. Interliners are the active employees and retirees of the airline industry, who may fly on many carriers for free or at a very significantly reduced fare, along with their families and the friends to whom they pass along their allotments of no-cost or low-cost flying privileges. One division (the "Publishing Division") publishes a magazine and other promotional material directed at the interline market, see "THE BUSINESS; The Publishing Division," infra, and the other (the "Marketing Division") offers travel accommodations to interliners. See "THE BUSINESS; The Marketing Division." infra. Primarily because interliners have a high propensity to travel at the last minute or during off-peak periods when "stand-by" space is available at hotels and resorts and on cruise ships, interliners are generally able to procure hotel or resort accommodations in destination locations, cabins on cruise ships and other travel products at rates representing a courtesy discount of up to 50% off of established rates. The discount is available because the travel industry views interline bookings as incremental or marginal revenue that supplements normal marketing revenue. A principal characteristic of the interline travel industry is that interliners are generally unaware of the many opportunities, discounts and specials that are available to them at any given time. The industry that exists to service the interline market is highly fragmented, generally consisting of small operators serving the market either as an adjunct to a retail tour operation or by concentrating on an extremely narrow segment. There are a handful of major interline companies that are established and offer relatively broad service, yet none of these operations could be considered to have a dominant position.

THE PUBLISHING DIVISION

The Products

         The Publishing Division produces, publishes and distributes Interline Adventures (formerly Airfair Magazine), a 27-year-old, 4-color, 120 plus-page, bi-monthly magazine, Interline Adventures (the "Magazine") provides general travel editorial coverage and, in a section known as the Interline Vacation Guide, a significant focus on cruise and tour opportunities for interliners. The Publishing Division attempts to supplement and update the Magazine's information on product availability via a smaller, 4-color, publication. A portion of the net proceeds of this offering will be used to insure that the Publishing Division will be able to publish the Magazine and its other publications (collectively the "Publications") regularly and predictably, thereby assuring a more constant regular presence in the interline market.
See "USE OF PROCEEDS."

         The Publishing Division's publication serve as the primary marketing channel for the Marketing Division, which uses the publications to advertise its products and services and to generate inquiries and sales. In addition, the Magazine provides an advertising outlet for the cruise lines, hotels and resorts frequented by the Company's clients.

         The Publishing Division currently sends approximately 15,000 copies of the Magazine to subscribers, mails up to another 40,000 copies on a promotional basis, and distributes up to 20,000 more copies through the Company's airline representatives. Copies not delivered directly to subscribers are placed in airport areas and rooms reserved for and frequented by airline employees (hereinafter referred to as "Employee Areas"). Among these areas and rooms are employee break rooms, reservation and office areas, and "pass bureaus." "Pass bureaus" are offices maintained by each airline in an attempt to facilitate employee travel on other airlines - i.e., a Continental employee wishing to make travel arrangements on American Airlines may utilize the services of Continental's pass bureau. Airlines generally establish a pass bureau in their "hub airports." The Company's financial performance and operations to date have been severely constrained by a lack of capital. As a result of the lack of adequate capital, the Company has shipped approximately half of the total number of magazines and brochures called for by the Company's business plan.

Marketing

         The Magazine derives revenue from sales of subscriptions to interliners and sales of advertising to hotels, resorts, cruise lines and other service providers located at or leaving from destination locations. The Magazine is marketed to potential subscribers and to existing subscribers by subscription renewals and through advertising and promotions. Advertising and subscription cards are placed within the brochures distributed by the Marketing Division to Employee Areas. Complimentary copies of the Magazine are mailed to selected interliners who have previously made purchases from the Marketing Division and to individuals who have previously inquired about the possibility of subscribing to the Magazine. As the Company more firmly establishes its frequent traveler program discussed below, see "The Marketing Division," infra, it anticipates that it will be able to more effectively target its efforts to promote the Magazine. See "Competition" below. At least to date, neither airlines nor airline employee unions have provided lists of airline employees to interline companies.

         Recent indications are that airlines may be willing to provide these lists to the Company. Mailing to all or substantially all of the employees of a major airline would require more operating capital than has been available to the Company to date. The Company has not taken this sort of mailing because it is relatively capital intensive and the Company, to date, has lacked the operating capital necessary to undertake such mailings. If this Offering is successful, management anticipates that it will commence test mailings (and undertake other evaluative measures) to ascertain the efficiency of mailing directly to employees. There can be no assurance that major airlines will grant the Company access to employees or retiree lists or that the Company, if such access is granted, can devise and implement a strategy to profitably utilize such lists.

         Advertising space within the Magazine is marketed to hotels, resorts, cruise lines and tour operators through direct telemarketing and distribution of media kits to the advertisers and, on a selective basis, to agencies representing the advertisers. Although many advertisers are hotels, resorts, cruise lines, and tour operators who have rate agreements with the Marketing Division, and their advertisements display the phone number of the Marketing Division, the Magazine also sells advertising space to interline operators which have no agreement or arrangement with the Marketing Division. The Company has attempted to pursue both advertisers that are only adjuncts to the interline travel industry, such as luggage manufacturers, and those that have no connection to the travel industry, but the subscription base and total distribution base of the Magazine has discouraged such advertisers. The Company offers many advertisers the opportunity to purchase advertising space within the Magazine in exchange for rooms in hotels, resort accommodations and cruise cabins, which it then re-markets for cash at an additional profit. See "The Marketing Division," infra.

         Advertisers generally, and in particular advertisers who do not have rate agreements with the Marketing Division, focus on subscriber base and total distribution of publications in determining both in which publications to place advertising and how much to pay for advertising space. To date the subscription base and total distribution of the Magazine has been too small to attract significant advertising sales. Upon successful completion of this Offering, the Company intends to switch the Magazine, from a "paid" circulation to a "controlled" circulation. A "paid" circulation is calculated on the basis of the number of subscriptions sold. A "controlled" circulation is based on the number of magazines sent to an identified recipient at an identified address with his approval, without regard to whether the intended recipient has paid for a subscription. The Company has approximately 13,000 subscribers, but has a mailing list of approximately 125,000 reliable interline addresses. In general, in terms of advertising rates and revenues, a "paid" circulation is more valuable than a "controlled" circulation and more recipients are more valuable than a lesser number. Company management believes that the diminution in value associated with the shift from a "paid" to a "controlled" circulation will be more than offset by the increase in size of the circulation base. Although there can be no assurances in this regard, Company management also believes that it can increase the size of "controlled" circulation and thereby increase acceptance from advertisers and advertising revenues.

Competition

         The Magazine competes with other publications for readership and for advertisers' patronage. Most information available to interline travelers consists of brochures distributed by other interline companies, hotel and resort operators, cruise lines and escorted tour operators. The Magazine is the only 4 color publication available which is updated and published six times annually. The Magazine has one primary competitor, the ASU Travel Guide - a 400-page guide, published quarterly, with the look and feel of a paperback novel. It competes with the Magazine for advertisements targeting interliners. The ASU Travel Guide has been published successfully for a number of years and enjoys widespread circulation. The Company hopes to compete for advertising sales by increasing distribution and offering barter arrangements to advertisers.

Sources of Materials

         The Magazine is printed and distributed by a contract printing operation at prices negotiated from time to time between the Company and printers. There are a number of printers who could print and distribute the Magazine. Chief among the factors influencing the Company's expenses in printing and distributing the Magazine is the price of paper. Paper prices are volatile and, although currently higher than historical averages and, in the belief of the Company's management, not likely to rise significantly in the foreseeable future, the possibility that paper prices will rise further cannot be completely discounted. Significant increases in paper prices could have a materially adverse effect on the printing expenses of the Magazine and the profitability of the Company.

THE MARKETING DIVISION

The Products

         The Marketing Division, under the name "Interline TravelReps," provides hotel and resort accommodations (comprised of rooms or vacation packages consisting of some combination of rooms, meals and services) and berths or seats on cruises and escorted tours. The hotel and resort accommodations offered by the Marketing Division are located in North and South America and Europe, with access to properties throughout the world and a particular focus on accommodations in Mexico and the Carribbean. The Marketing Division offers space on cruises and escorted tours and offers cruises on 27 lines with over 100 ships in various worldwide destinations and a wide variety of escorted tours, primarily to England, Europe and Africa. Cruise lines and escorted tour operators typically limit the interline companies that market their products or commodities to those which have a demonstrated ability to effectively serve interline travelers. The Company is permitted to market all of the major cruise lines serving the interline market. The Company maintains an office in Boca Raton, Florida, in order to facilitate its relations with the substantial number of cruise lines that are located in that area. Retention of the ability to sell cruise cabins to the interline market is key to the continued success of the Company's and is subject to the continued satisfaction of the cruise lines with the Company's service. Moreover, although the Company sells all of the major cruise lines serving the interline market, many of the cruise lines part of holding company structures.

         Should one of these holding companies fail, the possible adverse effects on the Company would be twofold. First, the Company would be denied a significant supply of cruise births to be sold to its interline travel customers. Second, the amount of overall supply in the cruise industry would be reduced, which would also reduce the amount of usual or "marginal" capacity available for sale to interlines. To date, during the Company's operations within the interline industry, no major cruise line operator has failed, making it difficult to estimate with prevision the impact such failure would have on the Company's operation. There can be no assurances that such impact would not be materially adverse. An analogous situation arose with during the recent Airlines labor strike. During this period, the other airlines were loaded to and operating at full capacity. Full capacity in turn meant that the operating airlines had no open seats for interline travelers and, moreover, that almost all active airline employees had full flight schedules without time for a pleasure trip. Company revenues during the strike were dramatically reduced. Immediately after the strikes were settled, the Company had a dramatic increase bookings and sales representing what the Company believes to have been pent-up demand. There can be no assurances that labor issues and other travel industry development will not produce a set of circumstances during which the Company experiences substantially reduced levels of demand for its products or that the Company, if such circumstances remain in place for an extended period, will have the financial strength and resources necessary to adequately address or compensate for such reduced levels of demand.

         For an approximately eight-week period (from the middle of November of a given year until the middle of January of the next year), the Marketing Division confronts periods of substantially reduced levels of interline travel. As already noted, when airlines operate at nearly full capacity, interline travel decreases (as a consequence of the airlines having fewer open seats for airline travelers to occupy and of airline employees having less time for leisure travel). While the most dramatic events that lead to full capacities (labor issues, airline failures and similar occurrences) have happened infrequently, airlines usually operate at high capacities during the holiday season--from the middle of November through the middle of January. The Marketing Division and the rest of the interline industry, has found that very few of its interline customers travel during this period and, since the Company does not recognize income until a customer travels, the Company's income during this eight-week period is substantially lower than the income during the remainder of the year. The Company has found that, although actual travel is reduced during the holiday season, reservation activity is not reduced--presumably the airline employees recognize the demands on their time during the holiday season and plan to vacation after it.

Sources of Supply

         The amount charged to the interline customer is established and published in the Magazine and the other Publications and is quoted over the phone by the Marketing Division's reservation specialists. The Company does not rigidly adhere to its price quotations and will negotiate with customers in an attempt to match or better competitor's quotations. The average hotel or resort accommodation sale, typically booked less than two weeks prior to travel, is approximately $600 with typical margins for the Company of 18% to 35%. The most popular destinations are: Cancun (36%), Jamaica (20%) and Cozumel (19%). Hotel and resort accommodations sales in 1996 totaled $4.2 million. Through the nine-month period ended September 30, 1997, sales of hotels or resort accommodations totaled $3,473,835, as compared to $3,386,886 for the same nine-month period of 1996. The average cruise or escorted tour sale is approximately $1,600 with typical margins of 8% to 17%. The Marketing Division works with all major cruise lines, and no single line accounted for more than 15% of its $6.3 million in sales in 1996. Through the nine-month period ended September 30, 1997, sales of cruises and escorted tours totaled $5,722,149, as compared to $4,766,539 for the same nine-month period of 1996

         The Marketing Division primarily procures its supply of hotel and resort accommodations, cruise ship cabins, and tour reservations directly from the operators of those businesses. The Marketing Division negotiates the prices, terms and, in some cases, availability of hotel and resort accommodations over the telephone or via facsimile machines and, occasionally, at industry conferences where hotel and resort operators within a given region meet with both interline companies and travel wholesalers (which typically buy blocks of hotel rooms or resort accommodations and resell them to travel agencies). With the exception of instances where the Company is able to procure a more favorable date as a result of volume guaranties or aggressive negotiations, the Marketing Division usually procures the interline rate quoted by a given hotel or resort operator to all interline operators. In contrast to hotel and resort operators, most cruise lines and tour operators pay a commission based on a pre-determined price to the interline customer.

         On a limited basis, the Marketing Division may also acquire access to travel accommodations through barter arrangements, most typically through the provision of advertising in the Magazine, for which the Company is given credit for room rights and which are then marketed to interline customers. No assurances can be given that barter transactions will yield a significant supply of travel products for sale by the Marketing Division. In addition to these direct barter transactions, the Company is party to a marketing agreement with Inventory Merchandising Services, Inc. ("IMS"), a subsidiary of BEI Holdings, Inc., pursuant to which IMS has agreed to permit the Marketing Division, on an exclusive basis, to sell travel accommodations which IMS acquires through barter transactions. IMS conducts a barter exchange business and, with some frequency, obtains travel accommodations through barter transactions. Pursuant to the marketing agreement, IMS makes the travel accommodations available for sale by the Company and, upon sale, the Company pays to IMS a sum equal to 25% of the proceeds received by the Company, net of IMS cost of goods sold, with respect to the sale of such inventory. SEE "CERTAIN TRANSACTIONS."

         The Marketing Division markets its hotel and resort rooms and packages, cruises, and escorted tour products through advertisements within the Magazine, but also advertises in the magazines and newsletters published by or for a given airline's employees and distributes brochures and flyers into airline Employee Areas. The Marketing Division has a network of more than 500 current and former airline employees who distribute the Publications in airport Employee Areas throughout the United States, Canada, the United Kingdom and western Europe. The Marketing Division's other significant marketing tools are its reservation center and the reservation agents there who answer phone calls placed by interliners in response to the Marketing Division's promotional activities.

Customer Loyalty Program

         The Company's management has implemented several product features in an attempt to improve its products and differentiate them from the products and services of competitors. In doing so, the Company has attempted to specifically tailor the products offered to the needs and concerns of interliners. In July 1996, the Company launched PERX, a customer loyalty/referral program designed to generate repeat travel business for the Marketing Division, as well as subscribers to the Magazine. Membership in PERX allows eligible interliners to receive points for each trip taken with the Marketing Division in a manner similar to the many frequent flyer/guest programs operated by airlines and hotels worldwide. In addition, PERX members will receive points for travel by anyone they directly refer to the program. Points are redeemable for discounts and/or free trips. In July 1996, approximately 150,000 brochures containing an application for the PERX program were distributed. Although there is no enrollment fee for interliners who join PERX, the Company anticipates the following benefits from wide enrollment in PERX: (i) increase in the Company's share of the interline market, (ii) increase in the Magazine's circulation, enabling the Company to adjust advertising rates and underwrite the Magazine's production and distribution costs; (iii) creation of an enthusiastic sales team not requiring additional compensation; and (iv) establishment of a mailing list that will supplement the lists available through the Company's own records and may contain the names of recipients that might otherwise be reached only through more expensive channels (e.g., paid advertising). The Company's efforts to date, which have been severely limited by the Company's shortage of operating capital, have resulted in approximately 7,000 interline enrollees in the PERX program. The Company plans to use a portion of the proceeds of this Offering for marketing expenses which are to include increased marketing of the PERX program. No assurances can be given that sufficient numbers of interliners will enroll in PERX so as to permit the Company to realize any of the foregoing benefits.

Competition

         Management of the Company believes that competition within the interline industry is based principally on market visibility and the nature and variety of products and services offered. As most interline companies are quoted the same price by hotels, resorts, cruise lines and tour operators, price is not usually the basis for a competitive advantage. There are over 30 competitors in the interline travel industry. None are publicly held so reliable sales information is not available. However, two companies, Caesar's and Magellan, which have been in the travel business for more than 20 years, currently may have greater sales, resources, and management experience and depth than the Company and may be able to compete very effectively with them. The balance of the Company's competition is largely made up of smaller organizations formed by former airline employees and retail travel operators which view the interline market as merely a portion of their business. Most interline companies tend to focus on a specific destination (Mexico and the Caribbean, Ski Trips, etc.) or specific airline (e.g., only Continental). Others, like the Company, offer a more complete range of interline products and services.

         There are currently no federal laws or regulations governing the sale of travel products but a relatively small number of states have laws relating to the sale of travel products or the operation of travel agencies. The Company's operations comply in all material respects with the applicable state laws. Although the Company is not aware of any pending legislation imposing additional regulation upon the Company's operations within the travel industry, there can be no assurances that the federal or any state government will not impose requirements, such as requirements imposing licensure or bonding requirements, which might have a material adverse effect upon the Company's operations.

FACILITIES

         The Company maintains an extensive phone and computer system with which it handles the calls generated by these advertisements and completes the reservation process through it's reservation centers. The phone system and computer system maintained by the Company are critical elements in the Marketing Division's marketing efforts. The Company has installed an extensive phone system and computer network which the Company believes is capable of handling the Marketing Division's needs for the foreseeable future. The Marketing Division's ability to service interliners be dramatically reduced should either the phone or computer system become inoperable. The Company believes that it has taken appropriate steps to assure that the phone and computer system are as reliable and well protected as electronic equipment can reasonably be expected to be. There can be no assurances, however, that the Company's electronic equipment will at all times be usable by the Marketing Division in its efforts to service interline customers.

           The Company occupies approximately 8,000 square feet of office space at 1120 Capital of Texas Highway, Building 3, Suite 300, Austin, Texas 78746 and 630 square feet of office space at 1499 West Palmetto Park Road, Suite 222, Boca Raton, Florida 33486. The Company owns no property other than office furniture, equipment and software. The Company employs 48 people. It is anticipated that up to 200 additional personnel will be required to meet the demands of the projected market over the next five years. Most of these positions will be in the areas of reservations and operations processing and servicing the Company's projected volume increases.

GOVERNMENT REGULATION

        There are currently no federal laws or regulations governing the sale of travel products but a relative small number of states have laws relating to the sale of travel products or the operation of travel agencies. The State of Texas, where the Company's principal business operations are conducted, has no such laws or regulations. The Company is uncertain as to whether the states which do impose regulation would apply such laws to the Company's operations, but management believes that compliance with the laws of any state which imposes regulation, under the regulatory structure currently in place, would not have a material adverse effect upon the company's operations or business. Although the Company is not aware of any pending legislation imposing additional regulation upon the Company's operations within the travel industry, there can be no assurances that the federal or any state government will not impose requirements, such as requirements imposing licensure or bonding requirements, which might have a material adverse effect upon the Company's operations.

INTELLECTUAL PROPERTY

        The Company has filed a federal trademark application to register the trademark "Interline PERX Vacation Club" but has not yet heard any response from the United States Patent and Trademark Office with respect to its application. There can be no assurances that the Company will be able to obtain a federal registration of this trade name. The Company has not filed trademark applications with respect to any of the other trade names that it currently uses. If this offering is successful, the Company will evaluate whether meaningful trademark protection can be obtained for its other trademarks. There can be no assurances that the Company will ever be able to obtain meaningful trademark protection for its trade names such as "Interline Adventures" and Interline "TravelReps."

LEGAL PROCEEDINGS

        There are no legal proceedings pending against the Company.

THE MERGER AND INTEGRATION OF OPERATION DIVISIONS

         Effective October 10, 1996, the Company, then operating as Riley Investments, Inc., acquired as a wholly-owned subsidiary, Airfair Publishing, Inc. ("Airfair"), an Austin, Texas based travel services group that consisted of the businesses that now comprise the Company's operations. The acquisition was accomplished by the merger (the "Merger") of a newly created, wholly-owned subsidiary of the Company with and into Airfair, which was the surviving corporation. The Merger was effected by the conversion of the issued and outstanding shares of common stock of Airfair (the "Airfair Stock") into new shares of common stock of the Company (the "Common Stock") on the basis of one share of Common Stock for each share of Airfair Stock issued and outstanding, or an aggregate of 9,125,000 shares of common stock, which represented approximately 96% of the common stock of the Company. Following the Merger, the executive officers and directors of Airfair, who were appointed to similar positions of the Company, and owned approximately 65% of the issued and outstanding Common Stock. To better reflect the nature of its business following the acquisition, Riley changed its name to Grand Adventures Tour & Travel Publishing Corporation and its trading symbol to "GATT."

         Airfair acquired its operation in two transactions - in 1995 it acquired the bulk of its hotel and resort operations from a former Continental Airlines employee and in early 1996 it acquired the Magazine and the cruise and escorted tours operations. Since the date of these acquisitions, the Company has undertaken measures to integrate the hotel and resort operations with the cruise and escorted tour operations, to expand the scope and improve the quality of the Magazine, to enhance the products offered by the Marketing Division both in terms of products offered and customer services, and to upgrade the technical infrastructure underlying all of the Company's operations. Management believes that it has made substantial progress in all of these areas but such progress has yet to be reflected in tangible operating results and there can be no assurance that such tangible operating results will be forthcoming.

OPERATIONS BEFORE THE MERGER

         Before its activities under the name of Riley Investments, Inc., the Company was known as Pace Group International, Inc., and operated until November 1, 1995, through its then wholly-owned subsidiary, Pace International Research, Inc.("PIR"), which globally marketed English language training programs developed by the Company's founder, Edwin T. Cornelius, Jr. Despite the proprietary nature of PIR's products, the then operating Company continually failed to generate net income. Since disposing of its operating subsidiary in late 1995, the Company has had no assets or operations until the Merger.

                                   MANAGEMENT

         The following table sets forth information concerning the directors and executive officers of the Company and their age and position with the Company. Each director holds office until the next annual stockholders' meeting and thereafter until the individual's successor is elected and qualified. Officers serve at the pleasure of the board of directors.

         Name           Age     Position

Matthew O'Hayer         42      Chairman, Chief Executive Officer
Jay Juba                34      President, Chief Operating Officer, Secretary
Darrell Barker          49      Chief Financial Officer, Treasurer
Fernando Cruz Silva     37      Senior Vice President of Sales & Marketing
Patti Macchi            52      Vice President of Cruise Sales & Marketing
Robert Sandner          44      Director

         Matthew O'Hayer has served as Chairman and Chief Executive Officer of the Company since the Merger and of Airfair since its inception. Mr. O'Hayer founded Barter Exchange, Inc. (now known as BEI Holdings, Inc. "BEI") in 1983, served as its President and Chief Executive Officer from its founding until 1995 and has served as its Chairman and Chief Executive Officer since 1995. Mr. O'Hayer also serves on the boards of several small businesses and non-profit organizations.

         Jay Juba has served as President and Chief Operating Officer of Airfair since the Merger and of Airfair since its inception. He was elected to the same offices of BEI in January, 1996. Mr. Juba joined BEI in 1991 as Director of Advertising after working for more than five years in the advertising industry. From May 1994 through December 1995, Mr. Juba served as Senior Vice President of BEI.

         Darrell Barker, a Certified Public Accountant, has served as Chief Financial Officer of the Company and BEI since March 1996. Mr. Barker provided consulting services with respect to accounting from October 1995 through February 1996. From June 1994 to October 1995, Mr. Barker served as Senior Vice-President of Finance for USA Health Network of Phoenix, Arizona. From May 1993 until June 1994, Mr. Barker was President and co-owner of Texas Medical Billing Administrators, Inc., a physician services company located in San Antonio, Texas. Mr. Barker served as Vice-President of Finance and was a director for Texas Savings Life Insurance Company in Austin, Texas from October 1987 until April 1993.

         Fernando Cruz Silva, serves as Senior Vice President of Sales and Marketing. Prior to joining Airfair in January 1996, Mr. Silva held the same titles at Inventory Merchandising Services, Inc. ("IMS"), a subsidiary of BEI.

Mr. Silva became employed by IMS in May of 1994 after having worked as Director of Sales and Marketing at the Fiesta Americana Hotel in Cancun, Mexico, and the Las Brisas resort in Acapulco, Mexico and served in senior sales capacities at the Hyatt and Fiesta Americana hotels in Puerto Vallarta, Mexico City, and Cancun.

         Patti Macchi is Vice President of Sales for the Company but also contributes editing and marketing expertise to the magazine. Ms. Macchi joined the Company in 1990 after working for six years with Norwegian Caribbean Line. Ms. Macchi is responsible for negotiating rates and maintaining relationships with the 27 cruise lines represented in IRL's product offering.

         Robert Sandner has served as a director of Airfair since February 1996 and of the Company since the Merger. A co-founder of BEI, Mr. Sander has served as director of BEI and IMS throughout the last five years. Mr. Sandner served as President of Cellular Resources, Inc. of South Texas a cellular service provider based in Uvalde, Texas from its inception in 1991 and until its sale in August 1996. Prior to the organization of Cellular Resources, Inc., Mr. Sandner held various offices within BEI and operated a barter franchise office in San Antonio, Texas.

The following is a list of other significant employees of the Company:

         Joe F. Brummer, age 31, became director of Marketing in January, 1996. Mr. Brummer served in the same capacity within Airfair's predecessor-in-interest since June 1995. Prior to becoming Director of Marketing, Mr. Brummer served as an account executive with IMS since 1992. Prior to this employment with IMS, Mr. Brummer worked for the Honolulu advertising agency of Peck Sims Mueller. Mr. Brummer is responsible for overseeing the Company's marketing communication efforts including collateral development, list management, advertising, public relations, and promotions.

         Shannan Rivers, age 29, serves as General Manager of the Company's Reservation Center, which fields all incoming reservation and information calls and processes all booked reservations for both Interline Travel and Interline Representatives, Ltd. Ms. Rivers joined Airfair in February of 1995 after spending seven years with Adventure Tours, USA, most recently as Destination Manager.

MANAGEMENT COMPENSATION

The following table reflects compensation paid to the two mostly highly compensated executive officers of the Company.


                                                                       Long Term Compensation
                                                                       ----------------------
                                                                       Awards                                        Payouts
                                                                       ------                                        -------
                           Annual Compensation                            Restricted     Securities        LTIP        All Other
                                                                            Stock    Underlying/Options
-----------------------------------------------------------------------------------------------------------------------------------
Name and
Principal Position     Year      Salary(1)(2)   Bonus         Other          Award         SARS          Payouts       Compensation
------------------     ----      ------------   -----         -----          -----         ----          -------       ------------
Matthew O'Hayer
Chairman & CEO         1996      $91,476        $0            $0             $0            0             $0            $0
-----------------------------------------------------------------------------------------------------------------------------------
Joseph Juba
President, COO         1996      $67,200        $0            $0             $0            0             $0            $0
and Secretary
-----------------------------------------------------------------------------------------------------------------------------------

(1) The above compensation schedule reflects that portion of shared management members compensation allocated to the Company within the terms of a management agreement among the Company, BEI Holdings, Inc. ("BEI"), and Inventory Merchandising Services, Inc. a wholly-owned subsidiary of BEI, See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

(2) Messrs. O'Hayer and Juba have accepted salary reductions of 40% and 25%, respectively, for fiscal year 1997, meaning that the salaries allocable to Messrs. O'Hayer and Juba for fiscal year 1997 would be $55,035 and $53,760, respectively.

COMPENSATION OF DIRECTORS

         The Company does not currently compensate directors for any services provided as a director.

         Mark T. Waller, a former director of the Company, entered into an advisory services agreement in October 10, 1996. Mr. Waller was also granted a non-qualified stock option in August, 1996. See, "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

EMPLOYMENT CONTRACTS

         Matthew O'Hayer, who serves as the Company's Chairman of the Board and Chief Executive Officer is not party to an employment agreement with the Company or any affiliate thereof.

         Joseph S. Juba, the President and Chief Operating Officer of the Company has signed an employment agreement with BEI Holdings, Inc. ("BEI"), and pursuant to the terms of a management agreement (the "Management Agreement") executed by Airfair, BEI Holdings, Inc. ("BEI") and Inventory Merchandising Services, Inc. ("IMS" and, together with Airfair and BEI, the "Employers"), the Company reimburses BEI for that portion of Mr. Juba's time allocable to the Company. See, "CERTAIN RELATIONSHIPS AND TRANSACTIONS," The following is a description of the terms and conditions of Mr. Juba's employment agreement which was entered into March 1, 1995:

         Mr. Juba is paid $84,000 per year with 7% annual increases, commencing with the first anniversary of the employment agreement, and a bonus equal to 2% of both BEI's and Airfair's company's Pre-Tax Net Income after allocations of corporate overhead, based upon audited financial statements. Such bonus to be calculated on an annual basis, with quarterly draws of up to 50% of bonus due with respect to be each quarters net income. Mr. Juba was granted shares of common stock of BEI and Airfair, subject to repurchase rights which lapse over time. Mr. Juba is paid an auto allowance of $420 per month for two years commencing in April, 1996. Mr. Juba is subject to three-year prohibitions (commencing with the date of employment termination) on competition, non-disclosure and non-use of proprietary information, contact with current or future customers or interference with the Employers' relationship with any current or future customers, but if terminated without cause, the prohibitions on competition and interference are terminated. If the Employers terminate the agreement without cause or if the Employer materially reduces the responsibilities of the employee, (i) the employee is to be paid all non-salary monetary compensation accrued through the date of termination and (ii) the employee is to receive, for a period of months equal to the number of years of the employee's service to one or more of the Employers since September 5, 1991, a monthly cash severance payment equal to the highest monthly salary paid to the employee. The employee is indemnified against any lawsuits or claims by any third party arising out of any action taken in good faith by the employee in the performance of his duties.

         The Company also has an Advisory Services Agreement with Mark T. Waller, one of the Company's former directors, dated October 10, 1996. During the term of this Agreement, the Company will engage the Consultant to provide advisory services in connection with designing and implementing a long-term strategic plan to enhance the Company's ability to attain its goals following the Merger. The term of the Advisory Services Agreement is for 5 years from October 10, 1996. Compensation for advisory services is $100 per year plus reimbursement for Company approved actual expenses incurred when performing the above services. The consultant serves as an independent contractor.

LONG-TERM INCENTIVE PLAN

         The Company has a long-term stock incentive plan (LTSIP) that currently authorizes an aggregate of 1,000,000 shares of common stock for future grants.

         Management believes that the number of shares currently subject to the LTSIP exceeds that which is in the best interests of the Company. Accordingly, the Company plans to ask the Company's shareholders to enact measures to reduce the number of shares subject to the LTSIP to a total of 450,000. Management anticipates that this matter will be presented for the shareholder's consideration at the same meeting where the shareholders will consider approval of the Reverse Stock Split.

         Pursuant to the terms of the Merger, options to purchase shares of Airfair common stock granted under the previous Airfair stock option plan were exchanged for comparable options granted under the LTSIP for an equivalent number of shares. The exercise price of each employee option is $1.00. An option's maximum term is five years. Employee options were granted on August 1, 1996 and vest in three years. The fair value of each option grant is estimated on the grant date using an option-pricing model with the following weighted-average assumptions used for grants in 1996: risk-free interest rate of 6%, and expected lives of 5 years for the options.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Unless otherwise indicated, the terms of the following transactions were not the results of arm's length negotiations, but in the opinion of management of the Company each transaction is on terms as fair to the Company as could be obtained in arm's length negotiations in similar circumstances.

ACQUISITION OF INTERLINE TRAVEL DIVISION

         On December 1, 1994, IMS acquired assets from Louis J. and Claudia Nackos in exchange for the assumption by IMS of $144,394 in liabilities. These assets are the basis of the IT operating division. In connection with the formation of Airfair on January 6, 1996, IMS transferred certain interline travel operating assets to Airfair in exchange for Airfair's assumption of the related liabilities.

ORGANIZATION OF THE COMPANY

         Airfair, the Company's operating subsidiary, was initially organized in January 1996 as a subsidiary of BEI Holdings, Inc. ("BEI"). In anticipation of distributing its shares of Airfair Common Stock to the shareholders of BEI, and in order to provide Airfair's executive officers with an increased equity stake in Airfair, BEI granted 500,000 shares of Common Stock to Joseph S. Juba and 100,000 shares to Fernando Cruz Silva. At the time of the grant, Mr. Juba was President, Chief Operating Officer and Secretary of BEI and Airfair, and Mr. Cruz Silva was Senior Vice- President of Sales and Marketing for both companies.

         From organization of the Company through March 1, 1996, the Company obtained the services of its principal executives, Matthew O'Hayer, Jay Juba, and after his employment on March 25, 1996, Darrell Barker, together with computer access, accounting services, rental space and related administrative support, from BEI, which allocated the direct costs of such items between the Company and Inventory Merchandising Services, Inc., a wholly-owned subsidiary of BEI ("IMS") on a fixed-ratio. Effective March 1, 1996, the Company entered into a management agreement with IMS under which it agreed to provide the Company with such executive services and administrative support for a fee equal to .5% of the Company's gross revenue per month plus a portion of the direct payroll expenses of certain members of management who serve BEI, IMS, and Airfair. These management fees amounted to approximately $68,475 for the year ended December 31, 1996. Such management fees include reimbursement for an allocable portion of the time of such executives devoted to the business affairs of the Company as follows: Matthew O'Hayer, approximately 70% of his time at an annual salary of $130,680; Joseph S. Juba, approximately 80% of his time at an annual salary of $84,000; and Darrell Barker, approximately 50% of his time at an annual salary of $60,000.

         Airfair and IMS have also entered into an inventory marketing agreement whereby Airfair sells certain IMS inventories. Airfair is required to make monthly payments to IMS equaling (i) the cash value of IMS's acquisition cost in the inventory plus (ii) 25% of the collected revenue generated from such sales less such cash value.

         In order to provide short-term financing for Airfair, BEI advanced certain amounts to it prior to the Merger. At December 31, 1996, Airfair owed BEI $88,213 in connection with such advances.

ACQUISITION OF INTERLINE REPRESENTATIVES, LTD., AND AIRFAIR PUBLISHING CORP.

         On January 13, 1996, effective January 1, 1996, Airfair acquired the cruise line operations of the Marketing Division and the Magazine and the related assets, by assuming liabilities of $204,326 (which assumed liabilities have been paid), paying $30,000 in cash, and delivering promissory notes aggregating $359,465. The promissory notes were personally guaranteed by Matthew O'Hayer.

TRANSACTIONS OCCURRING PRIOR TO THE MERGER

         Exchange of assets and liabilities of the Company for extinguishment of debt owed Edwin T. Cornelius, Jr.:

         As of October 31, 1995, the Company owed Edwin T. Cornelius, Jr., the Company's founder, principal shareholder, and chief executive officer, approximately $407,000, excluding unpaid salary, for amounts advanced to the Company by Mr. Cornelius. Given the Company's continuing losses and lack of operating capital, it was unlikely that such amount would have ever been repaid. Further, the Company did not have sufficient resources to pay Mr. Cornelius' salary. Therefore, the board of directors adopted a plan to exchange substantially all of the assets and liabilities of the Company in settlement of the obligations owed Mr. Cornelius. On October 31, 1995, pursuant to an Asset Transfer Agreement, the Company transferred all of its assets, including all equipment, inventory, receivables, and all other assets of the Company, excluding only corporate records, to Pace International Research, Inc. ("PIR"), which assumed all liabilities and obligations related to such assets including trade payables, bank debt, unpaid taxes and wages, and all other outstanding liabilities related to the assets and the operations of the Company. On November 1, 1995, pursuant to a Stock Transfer Agreement, the Company transferred its right, title, and interest in and to the shares of common stock of PIR to Mr. Cornelius in consideration of his guaranty of payment of all liabilities and obligations of PIR, including the liabilities and obligations assumed by it in connection with the transfer of assets from the Company, and the release and discharge of all liabilities and obligations owed to Mr. Cornelius. Following consummation of the foregoing, the Company had no operating assets to continue operations.

         On November 1, 1995, Bridgeworks Capital, owned and operated by Mark Waller, acquired 2,905,486 shares of common stock of the Company (193,699 shares after giving effect to the 15 for 1 reverse stock split) for $10 from Edwin T. Cornelius, Jr., Joanne K. Cornelius, Edwin T. Cornelius, III, and James D. Cornelius, ( collectively, the "Selling Shareholders") pursuant to an option for the purchase of such shares. Prior to such purchase, the shareholders approved (a) the 15 to 1 reverse stock split, (b) the exchange of the Company's assets and liabilities in consideration of the cancellation of the obligations and liabilities owed Edwin T. Cornelius, Jr., and (c) the amendment to the articles of incorporation to opt out of the Oregon statutes prohibiting voting by controlling shares of an Oregon corporation when a controlling block of such corporation's shares are acquired in connection with Mr. Waller's purchase of a majority of the issued and outstanding shares of common stock of the Company from the Selling Shareholders. Edwin T. Cornelius, Jr., and Joanne Cornelius resigned as directors and officers of the Company after appointing Mark Waller a director.

         In addition to the shares sold to Bridgeworks, the Selling Shareholders retained an aggregate of 480,914 shares of common stock (Edwin T. Cornelius, Jr., and Joanne K. Cornelius each retained 5,000 shares and Edwin T. Cornelius, III and James D. Cornelius each retained 235,457 shares). Edwin T. Cornelius, Jr., is founder of the Company and PIR. Joanne K. Cornelius is his wife, and Edwin T. Cornelius, III, and James Cornelius are his sons.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth, as of September 30, 1997, and as adjusted for the Revenue Stock Split, the name and shareholdings, including options to acquire Common Stock, of each person who owns of record, or was known by the Company to own beneficially, 5% or more of the shares of the Common Stock currently issued and outstanding; the name and shareholdings, including options to acquire the Common Stock, of each director; and the shareholdings of all executive officers and directors as a group. The address of each of the individuals listed below is the address of the Company.

                                    Nature of                Number of            Percentage of
   Name of Person or Group          Ownership              Shares Owned           Ownership(1)
Matthew O'Hayer                       Direct                  557,714                 39.0%

Joseph S. "Jay" Juba                  Direct                  157,142                 11.0%

Fernando Cruz Silva                   Direct                   44,285                  3.1%

Robert Sandner                        Direct                  114,285                  8.0%

All executive officers and            Direct                  873,426                 61.0%
directors as a group                  Options                  21,427                  1.5%
(seven persons)

TOTAL                                                         894,853                 72.5%

(1) Not adjusted for this Offering.

         The Company's executive officers and directors, entities affiliated with them and employees of the Company and holders of at least 5% of the outstanding Common Stock affiliated with the executive officers and directors will beneficially own shares of Common Stock representing more than 37% of the total voting power of the Common Stock after giving effect to the Offering. These persons, if acting in concert, will be able to exercise control over the Company's affairs and are likely to be able to control the Board of Directors and the disposition of any matter submitted to a vote of stockholders. See, "PRINCIPAL STOCKHOLDERS."

                           DESCRIPTION OF SECURITIES

COMMON STOCK

         The Company is authorized to issue 30,000,000 shares of Common Stock, of which 1,360,289 shares are currently issued and outstanding. Holders of shares of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors from assets legally available for that purpose after payment of dividends required to be paid on outstanding shares of Preferred Stock, if any, and are entitled at all meetings of stockholders to one vote for each share held by them. The shares of Common Stock are not redeemable and do not have any preemptive or conversion rights. All of the outstanding shares of Common Stock are fully paid and nonassessable. In the event of a voluntary or involuntary winding up or dissolution, liquidation, or partial liquidation of the Company, holders of Common Stock shall participate, pro rata, in any distribution of the assets of the Company remaining after payment of liabilities subject to the prior distribution rights of any outstanding shares of Preferred Stock. The rights of the holders of Common Stock will be subject to, and may be adversely effected by, the rights of the holders of Preferred Stock, if any.

         As of September 30, 1997, there were 330 holders of record of Common Stock.

PREFERRED STOCK

         The Company is authorized to issue 10,000,000 shares of Preferred Stock. The Preferred Stock may be issued in one or more series, with such voting powers, designations, preferences, rights, qualifications, limitations and restrictions as shall be set forth in a resolution of the Company's Board of Directors providing for the issue thereof. The issuance of Preferred Stock, while providing flexibility in connection with possible financing, acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of holders of Common Stock and, under certain circumstances, be used as a means of discouraging, delaying or preventing a change in control of the Company. At the closing of this Offering, the Company will have no shares of Preferred Stock outstanding and has no plans to issue any of the Preferred Stock.

TRANSFER AGENT

         The transfer agent for the Common Stock is OTR Stock Transfer
Registry.

MARKET FOR COMMON STOCK

         The Common Stock has been traded irregularly and infrequently in the over-the-counter market and quoted on OTC EBB under the symbol "GATT" and quoted in the pink sheets published by the National Quotations Bureau. Since May 1995, from time to time, a very small number of securities broker-dealers published only intermittent quotations for the Common Stock, and there was no continuous, consistent trading market. The trading volume in the Common Stock has been and is extremely limited, reflecting the fact that a very limited number of shares are believed by the Company to be eligible for public trading. During the above period, the limited nature of the trading market created the potential for significant changes in the trading price for the Common Stock as a result of relatively minor changes in the supply and demand for Common Stock and perhaps without regard to the Company's business activities. Because of the lack of specific transaction information and the Company's belief that quotations during the period were particularly sensitive to actual or anticipated volume of supply and demand, the Company does not believe that such quotations during this period are reliable indicators of a trading market for the Common Stock.

         Subject to the above limitations, the Company believes that during the period since the Merger, the Common Stock traded in small amounts at prices ranging from $0.812 per share to $2.50 per share, although it appears that during this period there were weeks or perhaps longer periods during which no transactions are known to have occurred. Such prices are without retail mark-up, mark-down, or commissions.

                        SHARES ELIGIBLE FOR FUTURE SALE

         Prior to this Offering, the Common Stock has been traded on the National Association of Security Dealers, Inc.'s electronic bulletin board. Trading actively is very infrequent. Sales of substantial amounts of Common Stock in the public market could adversely affect the market price of the Common Stock.

         Upon completion of the Offering (and after giving effect to the 1 for 7 Reverse Stock Split,) the Company will have outstanding 2,527,021 shares of Common Stock. Of these shares, all of the 700,000 shares sold in the Offering (assuming no exercise of the Underwriters' over allotment option) will be transferable without restriction or further registration under the Securities Act, unless they are held by "affiliates" of the Company within the meaning of Rule 144 promulgated under the Securities Act. Of the remaining shares, approximately 1,747,000 shares are Restricted Securities, and, as such, may not be sold in the absence of registration under the Securities Act or an exemption therefrom under Rules 144 and 701, and approximately 40,000 shares will be eligible for sale without restriction or further registration under Rule 144(k), unless they are held by "affiliates" of the Company or subject to "lock-up" agreements summarized below.

         Of the Restricted Shares, 44,205 shares are 12-Month Lock-up Shares, or cumulatively approximately 1.75% of the outstanding shares of Common Stock after this Offering. See "Risk Factors -- Shares Eligible for Future Sale." Upon expiration of the 12-month period, these shares will be eligible for immediate resale, subject, in certain cases, to certain volume, timing and other requirements of Rule 144 promulgated under the Securities Act. In addition to the 12-month Lock-up Shares, an additional 829,141 shares of the Restricted Stock are 24-month Lock-up Shares, or cumulatively 32.25% of the outstanding Common Stock after this Offering. See, "UNDERWRITING."

         In general, under Rule 144, any person (or persons whose shares are aggregated for purposes of Rule 144) who beneficially owns Restricted Shares with respect to which at least one year has elapsed since the later of the date the shares were acquired from the Company or from an affiliate of the Company, is entitled to sell, within any three month period, a number of shares that does not exceed the greater of (i) 1% of the then outstanding shares of Common Stock of the Company; or (ii) the average weekly trading volume in Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain manner-of-sale provisions and notice requirements, and to the availability of current public information about the Company. A person who is not an affiliate, has not been an affiliate within 90 days prior to sale and who beneficially owns Restricted Shares with respect to which at least two years have elapsed since the later of the date the shares were acquired from the Company or from an affiliate of the Company, is entitled to sell such shares under Rule 144(k) without regard to any of the volume limitations or other requirements described above.

         In addition to the outstanding shares of Common Stock, and exclusive of options granted pursuant to the Company's employee stock option plan, there are 292,066 shares of Common Stock subject to outstanding warrants and options at a weighted average exercise price of $6.87 per share (as adjusted for the 1 for 7 Reverse Stock Split). Such warrants are exercisable for a period expiring at various dates between 2003 and 2004. The Company has granted the holders of such warrants certain registration rights relating to the Common Stock purchasable upon the exercise of such warrants.

         As of the date of this Prospectus, certain of the Company's creditors held indebtedness, which, in accordance with its terms, could be converted into shares of Common Stock. The convertible indebtedness totaled $905,182 and, upon full conversion, would represent 395,303 shares of Common Stock (as adjusted for the 7 for 1 Reverse Stock Split). The weighted average conversion price of the convertible indebtedness is $2.29. The Company anticipates that, in connection with the closing of this Offering, that holders of convertible indebtedness will convert such indebtedness.

         The Company can make no prediction as to the effect, if any, that sales of shares of Common Stock or the availability of shares for sale will have on the market price of Common Stock. Nevertheless, sales of significant amounts of Common Stock could adversely affect the prevailing market price of Common Stock, as well as impair the ability of the Company to raise capital through the issuance of additional equity securities. Prior to this Offering, there has been no trading market for the Common Stock. The Company anticipates that the trading market in the Common Stock, if any, will be limited based upon the number of shares currently outstanding and anticipated to be sold in this Offering.

         As of the date of this Prospectus, the Company has reserved an aggregate of 1,000,000 shares of Common Stock for issuance pursuant to the Company's stock option plan (but plans to ask shareholders to approve a proposal to reduce the total number of shares subject to the plan to 450,000), and options to purchase 739,666 shares were outstanding on September 30, 1997.
After giving effect to the Reverse Stock Split, there are 105,666 shares of Common Stock subject to employee stock options. As soon as practicable following the Offering, the Company intends to file a registration statement under the Securities Act to register shares of Common Stock reserved for issuance under such plans. See "MANAGEMENT, Stock Option Plan."

                                  UNDERWRITING

         Each of the underwriters named below (the "Underwriters") have severally agreed, subject to the terms and conditions of the Underwriting Agreement, to purchase from the Company the number of Shares set forth opposite their respective names below. The nature of the obligations of the Underwriters is such that if any of such shares are purchased, all must be purchased.


                              NAME                                                 NUMBER OF SHARES
Capital West Securities, Inc....................................                   ________________

TOTAL...........................................................                        700,000

         The Underwriters have advised the Company that they propose initially to offer the Common Stock offered hereby to the public at the price to public set forth on the cover page of this Prospectus. The Underwriters may allow a concession to selected dealers who are members of the National Association of Securities Dealers, Inc. ("NASD") not in excess of $ per share, and the Underwriters may allow, and such dealers may re-allow, to members of the NASD a concession not in excess of $ per share. After the public offering, the price to public, the concession and the re-allowance may be changed by the Underwriters.

         Capital West Securities, Inc., one of the Underwriters, was first registered as a broker-dealer in May 1995. Capital West has participated in only eight public equity offerings as an underwriter, although certain of its employees have had experience in underwriting public offerings while employed by other broker-dealers. Prospective purchasers of the securities offered hereby should consider Capital West's limited underwriting experience in evaluating this Offering.

         The Company has granted an option to the Underwriters, exercisable within 45 business days after the date of this Prospectus, to purchase up to an aggregate of 105,000 additional shares of Common Stock at the initial price to public, less the underwriting discount, set forth on the cover page of this Prospectus. The Underwriters may exercise the option only for the purpose of covering over-allotments. To the extent that the Underwriters exercise such option, each Underwriter will be committed, subject to certain conditions, to purchase from the Company on a pro rata basis that number of additional shares of Common Stock which is proportionate to such Underwriters' initial commitment.

         The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act.

         The Company has agreed to pay to the Underwriters a non-accountable expense allowance of 3% of the gross proceeds derived from the sale of the shares of Common Stock underwritten (including the sale of any shares of Common Stock subject to the Underwriters' over-allotment option), $45,000 of which has been paid as of the date of this Prospectus. The Company also has agreed to pay all expenses in connection with qualifying the Common Stock offered hereby for sale under the laws of such states as the Underwriters may designate, including filing fees and fees and expenses of counsel retained for such purposes by the Underwriters, and registering the Offering with the NASD.

         In connection with this Offering, the Company has agreed to sell to the Underwriters, for a price of $.001 per warrant, warrants (the "Underwriters' Warrants") to purchase shares of Common Stock equal to 10% of the total number of shares of Common Stock sold pursuant to this Offering, excluding shares subject to the over-allotment option. The Underwriters' Warrants are exercisable at a price equal to 120% of the initial public offering price ($8.40 assuming an initial public offering price of $7.00 per Share) for a period of four years commencing one year from the date of this Prospectus (the "Exercise Period"). The Underwriters' Warrants grant to the holders thereof, with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the Underwriters' Warrants, one demand registration right during the Exercise Period, as well as piggyback registration rights at any time.

         Holders of 37% of the shares of Common Stock (including the directors and executive officers of the Company) outstanding after completion of this Offering have agreed for a period of 12 months after the date of this Prospectus, they will not offer, sell or otherwise dispose of any shares of Common Stock owned by them. Certain of the Company's executive officers have agreed to enter into similar lock-up agreements with regard to 829,141 shares of Common Stock they own, representing 32.25% of the Common Stock outstanding after completion of this Offering, except that the term thereof is 24 months and the officers will be permitted to sell a limited number of shares prior to expiration of the 24-month period if certain criteria are satisfied.

         Prior to this Offering, the market for the Common Stock has been extremely limited and there can be no assurance that a regular trading market will develop upon the completion of this Offering. The public offering price was determined by negotiations between the Company and the Underwriters. The primary factors considered in determining such offering price included the history of and prospects for the Company's business and the industry in which the Company competes, market valuation of comparable companies, market conditions for public offerings, the prospects for future earnings of the Company, an assessment of the Company's management, the general condition of the securities markets, the demand for similar securities of comparable companies and other relevant factors.

         The Underwriters have advised the Company that the Underwriters do not expect any sales by the Underwriters to accounts over which they exercise discretionary authority.

                                 LEGAL MATTERS

         The validity of the issuance of the shares of Common Stock offered hereby has been passed upon for the Company by Kuperman, Orr, Mouer & Albers, P.C., Austin, Texas. Robertson & Williams, Inc. of Oklahoma City, Oklahoma, has served as counsel to the Underwriters in connection with this Offering.

                                    EXPERTS

         The financial statements of GATT for the year ended December 31, 1996, and the pro forma consolidated financial statements for the Company as of December 31, 1995, appearing in this Prospectus and Registration Statement have been audited by Andersen, Andersen & Strong, Salt Lake City, Utah, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as an expert in accounting and auditing.

                             ADDITIONAL INFORMATION

         As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement and in the exhibits and schedules thereto. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement and the exhibits thereto Statements contained in this Prospectus concerning the provisions of documents filed with the Registration Statement as exhibits and schedules are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission. The Registration Statement, including the exhibits and schedules thereto, may be inspected without charge and copied upon payment of the charges prescribed by the Commission at the Public Reference Room of the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission at http://www.sec.gov.

                         INDEX TO FINANCIAL STATEMENTS

Consolidated Balance Sheets at September 30, 1997 and 1996                                F-2
Consolidated Statements of Operations for the three months ended
  September 30, 1997 and 1996                                                             F-3
Consolidated Statements of Operations for the nine months ended
  September 30, 1997 and 1996                                                             F-4
Consolidated Statements of Cash Flows for the nine months ended
  September 30, 1997 and 1996                                                             F-5
Notes to Financial Statements for the nine months ended September 30, 1997                F-6
Report of Independent Certified Public Accountants (Isler)
  for the Period from November 1, 1995 through October 9, 1996                           F-13
Report of Independent Certified Public Accountants (Andersen, Andersen & Strong)         F-14
Consolidated Balance Sheets at December 31, 1996 and 1995                                F-15
Consolidated Statements of Operations for the Two Years ended
  December 31, 1996 and 1995                                                             F-16
Consolidated Statement of Stockholders' Equity for the Two Years ended
  December 31, 1996 and 1995                                                             F-17
Consolidated Statements of Cash Flows for the Two Years ended
  December 31, 1996 and 1995                                                             F-18
Notes to Consolidated Financial Statements                                               F-19

                   GRAND ADVENTURES TOUR & TRAVEL PUBLISHING
                           CORPORATION AND SUBSIDIARY
                          CONSOLIDATED BALANCE SHEETS


                                                                         UNAUDITED
                                                                SEPTEMBER 30,    SEPTEMBER 30,
                                                                    1997             1996
                                                                -------------    -------------
ASSETS
CURRENT ASSETS
     Cash and cash equivalents - restricted (Note 2)            $     190,870    $      12,358
     Accounts receivable, net of allowance for
       doubtful accounts of $8,810 in 1997 (Note 2)                    76,254           20,422
     Due from affiliate (Note 6)                                      140,134               --
     Prepaid expenses  (Note 2)                                            --               --
     Prepaid hotel cost (Note 2)                                      565,744          335,051
     Prepaid cruise and tour cost (Note 2)                            810,321          869,299
                                                                -------------    -------------
             Total Current Assets                                   1,783,323        1,237,130
                                                                -------------    -------------
PROPERTY AND EQUIPMENT, AT COST, NET OF
     accumulated depreciation (Notes 2 and 3)                          49,300           49,660
                                                                -------------    -------------
OTHER ASSETS
     Deferred  charges and other assets                                26,113               --
     Intangible assets, net of accumulated
       amortization (Notes 2 and 5)                                   380,838          628,379
                                                                -------------    -------------
                                                                $   2,239,574    $   1,915,169
                                                                =============    =============
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
     Accounts payable                                           $     343,434    $       4,878
     Other current liabilities                                        482,964          103,259
     Current portion of long-term debt (Note 7)                       337,339          120,396
     Due to affiliate (Note 6)                                             --          568,540
     Deferred hotel revenue (Note 2)                                  501,754          400,501
     Deferred cruise and tour revenue (Note 2)                        827,581        1,043,899
     Deferred subscription revenue                                    118,994           97,162
                                                                -------------    -------------
             Total Current Liabilities                              2,612,066        2,338,633
                                                                -------------    -------------
OTHER LIABILITIES
     Long-term debt (Note 7)                                          803,480          300,267
     Deferred discount (Note 9)                                            --               --
                                                                -------------    -------------
             Total Other Liabilities                                  803,480          300,267
                                                                -------------    -------------
STOCKHOLDERS' (DEFICIT)
     Preferred stock, no par value; authorized
       10,000,000 shares; none issued and outstanding                      --               --
     Common stock $.0001 par value; authorized
       30,000,000 shares; issued and outstanding
       9,522,024 and 9,100,000 shares in 1997 and 1996,
       respectively (Note 11)                                             952            1,000
     Additional paid-in capital (deficit)                             598,208           54,000
     Accumulated deficit                                           (1,775,131)        (778,731)
                                                                -------------    -------------
             Total Stockholders' (Deficit)                         (1,175,971)        (723,731)
                                                                -------------    -------------
                                                                $   2,239,574    $   1,915,169
                                                                =============    =============

                   GRAND ADVENTURES TOUR & TRAVEL PUBLISHING
                           CORPORATION AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF OPERATIONS

===============================================================================


                                                                 UNAUDITED
                                                             THREE MONTHS ENDED
                                                        ----------------------------
                                                        SEPTEMBER 30,  SEPTEMBER 30,
                                                            1997           1996
                                                        ------------   -------------
REVENUES
     Hotel revenue                                       $ 1,105,218     $1,206,751
     Cruise and tour revenue                               2,317,601      1,795,151
     Magazine subscription and advertising revenue           178,771         43,122
     Merchandise and other revenue                             5,737         11,498
                                                         -----------     ----------
              Total Revenues                               3,607,327      3,056,523
                                                         -----------     ----------
COST OF SALES
     Hotel cost                                              687,600        933,536
     Cruise and tour cost                                  2,078,279      1,610,736
     Magazine publishing cost                                145,924        168,826
     Merchandise cost                                           --             --
                                                         -----------     ----------
              Total Cost of Sales                          2,911,803      2,713,097
                                                         -----------     ----------
              Gross Profit                                   695,524        343,426
OPERATING EXPENSES
      Selling, general and administrative expenses           305,430        224,568
     Wages                                                   307,805        345,363
     Depreciation and amortization                             9,509         24,004
                                                         -----------     ----------
              Total Operating Expenses                       622,744        593,935
                                                         -----------     ----------
Net Income Before Income Taxes                                72,779       (250,509)
Income Tax Expense                                              --             --
Net Income                                               $    72,779     $ (250,509)
                                                         ===========     ==========
Net Income Per Common Share (Note 2)                     $      0.01     $    (0.03)
                                                         ===========     ==========
Weighted Average Common Shares Outstanding                11,422,869      9,100,000
                                                         ===========     ==========

              The accompanying notes are an integral part of these
                      consolidated financial statements.

                   GRAND ADVENTURES TOUR & TRAVEL PUBLISHING
                           CORPORATION AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF OPERATIONS




                                                               UNAUDITED
                                                           NINE MONTHS ENDED
                                                     ------------------------------
                                                     SEPTEMBER 30,   SEPTEMBER 30,
                                                         1997            1996
                                                     -------------   -------------
REVENUES
     Hotel revenue                                   $   3,473,835   $   3,386,886
     Cruise and tour revenue                             5,722,149       4,766,539
     Magazine subscription and advertising revenue         340,276         273,741
     Merchandise and other revenue                          14,013          36,483
                                                     -------------   -------------
              Total Revenues                             9,550,273       8,463,650
                                                     -------------   -------------
COST OF SALES
     Hotel cost                                          2,520,221       2,607,603
     Cruise and tour cost                                5,078,400       4,166,891
     Magazine publishing cost                              396,201         307,946
     Merchandise cost                                         --             1,556
                                                     -------------   -------------
              Total Cost of Sales                        7,994,822       7,083,995
                                                     -------------   -------------
              Gross Profit                               1,555,451       1,379,655

OPERATING EXPENSES
     Selling, general and administrative expenses          704,360         817,814
     Wages                                                 803,436         913,837
     Depreciation and amortization                          29,978          50,743
                                                     -------------   -------------
              Total Operating Expenses                   1,537,774       1,782,394
                                                     -------------   -------------
Net Loss Before Income Taxes                                17,676        (402,739)
Income Tax Expense                                            --              --
Net (Loss)                                           $      17,676   $    (402,739)
                                                     =============   =============
Net (Loss) Per Common Share (Note 2)                 $        0.00   $       (0.04)
                                                     =============   =============
Weighted Average Common Shares Outstanding              11,422,869       9,100,000
                                                     =============   =============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

             GRAND ADVENTURES TOUR & TRAVEL PUBLISHING CORPORATION
                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                UNAUDITED
                                                                            NINE MONTHS ENDED
                                                                      ------------------------------
                                                                      SEPTEMBER 30,    SEPTEMBER 30,
                                                                           1997            1996
                                                                      -------------    -------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                              $      17,676    $    (402,739)
Adjustments to reconcile net loss to cash provided by
     operating activities:
              Depreciation and amortization                                  29,978           24,026
              Provision for losses on accounts receivable                         0                0
             Changes in operating assets and liabilities:
              Accounts receivable                                           (56,343)         (20,422)
              Prepaid expenses                                                    0                0
              Prepaid hotel cost                                           (313,400)        (307,966)
              Prepaid cruise and tour cost                                 (231,406)        (869,299)
              Accounts payable                                             (235,554)          (1,909)
              Accrued expenses                                              303,096          103,259
              Receivable from affiliates and other                         (254,460)          92,928
              Deferred hotel revenue                                        115,902          359,377
              Deferred cruise and tour revenue                              203,866        1,043,899
              Deferred subscription revenue                                  13,934           97,162
              Deferred discount                                             (54,644)               0
                                                                      -------------    -------------
                   Net Cash Provided (Used) by Operating Activities        (461,355)         118,316
                                                                      -------------    -------------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Business acquisitions                                                  224,963         (575,128)
     Purchase of property and equipment                                           0          (17,000)
     Proceeds from sale of equipment                                              0           10,507
                                                                      -------------    -------------
                   Net Cash Provided (Used) by Investing Activities         224,963         (581,621)
                                                                      -------------    -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from sale of common stock                                           0           55,000
     Proceeds from notes payable                                            786,892          459,769
     Repayments of notes payable                                           (402,869)         (39,106)
                                                                      -------------    -------------
                   Net Cash Provided by Financing Activities                384,022          475,663
                                                                      -------------    -------------
     Net Increase (Decrease) in Cash                                        147,630           12,358
     Cash at Beginning of Period                                             43,240                0
     Cash at End of Period                                            $     190,870    $      12,358
                                                                      =============    =============
SUPPLEMENTAL CASH FLOW INFORMATION
     Cash paid during the period for interest                         $      65,288           28,732

             The accompanying notes are an integral part of these
                       consolidated financial statements.

                   GRAND ADVENTURES TOUR & TRAVEL PUBLISHING
                           CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
===============================================================================


1. BUSINESS ACTIVITIES

The Company serves a portion of the travel industry known as "interliners". Interliners are the active employees and retirees of the airline industry, who may fly on many carriers for free or at a very significantly reduced fare, along with their families and the friends to whom they pass along their allotments of no-cost or low-cost flying privileges. Interliners are generally able to procure hotel or resort accommodations in destination locations, berths on cruise ships and other travel products at rates representing a courtesy of up to 50% off of established rates, primarily because interliners have a high propensity to travel and tend to travel during off-peak periods when "stand-by" space is available at hotels and resorts and on cruise ships. These factors have led the travel industry to view interline bookings as incremental revenue that supplements normal marketing revenue.

The Company serves both interline travelers and operators (hotels, resort, cruise lines and others) segments of the interline industry through two distinct business units: Interline Adventures, a publication formerly titled Airfair Magazine and Interline TravelReps, which markets hotel-resort space to interliners and specializes in Mexican and Caribbean locations: and cruise and escorted tour packages.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

Travel revenue is recognized on a "booked, paid, traveled" basis. This means that all client funds received and all funds paid to travel suppliers prior to the travel date are deferred for income recognition until such time as the client has traveled and the Company has completed its commitment to the client and the travel suppliers. Subscription sales are deferred for income recognition until magazines are delivered to subscribers. (See Note 8.)

The assets "Prepaid Hotel Cost" and "Prepaid Cruise and Tour Cost" represent expenses paid for tours and cruises which have been booked but not yet taken by the customer. The liabilities "Deferred Hotel Revenue" and "Deferred Cruise and Tour Revenue" represent payments received for tours and cruises booked but not recognized as revenue until the customer completes the tour or cruise.

Cash and Cash Equivalents

Substantially all of the balance in the cash account consists of escrow deposits required by Bank One (the previous processor) and Humboldt Bank (the current processor) as a reserve for credit card processing. The Company agreed to establish an escrow balance of 5% of Visa/Mastercard charges until a six month rolling reserve is established with Humboldt Bank. The prior Bank One reserve was partially released in October, 1997. The remaining $50,000 of that reserve will be reviewed by the bank on a month to month basis and funds will be returned to the Company on a gradual basis until fully released by March, 1998. The new reserve with Humboldt Bank was approximately $78,000 at September 30, 1997.

The Company considers all highly liquid instruments purchased with a maturity at the time of purchase of less than three months to be cash equivalents.

Allowance for Uncollectible Accounts

The Company provides an allowance for accounts receivable which are doubtful of collection. The allowance is based upon management's periodic analysis of receivables, evaluation of current economic conditions, and other pertinent factors. Ultimate losses may vary from the current estimates and, as additions to the allowance become necessary, they are charged against earnings in the period in which they become known. Losses are charged and recoveries are credited to the allowance.

Income (Loss) Per Share

The computation of primary income (loss) per share of common stock is based on the weighted average number of common shares outstanding during the period plus (in periods in which they have a dilutive effect) the effect of common shares contingently issuable from stock options and exercise of warrants.

                   GRAND ADVENTURES TOUR & TRAVEL PUBLISHING
                           CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Depreciation and Amortization

Property and equipment are stated at cost. Depreciation is computed on the straight-line method for financial statement purposes. Estimated useful lives range from 5 to 7 years. Intangibles, consisting of "excess of cost over net assets acquired" and non-compete covenants are stated at cost and are being amortized over 40- year and 3-year periods, respectively.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary Airfair Publishing Company, Inc. All intercompany transactions have been eliminated.

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of certain assets and liabilities for financial and tax reporting. The deferred taxes represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

Stock-Based Compensation

In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No.123, Accounting for Stock-Based Compensation. The Company currently accounts for its stock-based compensation plans using the accounting prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. Since the Company is not required to adopt the fair value based recognition provisions prescribed under SFAS No. 123, it has elected to comply with the disclosure requirements set forth in the Statement, which includes disclosing pro forma net income as if the fair value based method of accounting had been applied. (See Note 14.)

Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing the financial statements.

3. PROPERTY AND EQUIPMENT

Property and equipment at September 30, 1997 and 1996 is as follows:

                                                            1997         1996
                                                          --------     --------
       Property and equipment                             $ 93,795     $ 75,795
       Less accumulated depreciation                       (44,495)     (26,135)
                                                          --------     --------
       Net property and equipment                         $ 49,300     $ 49,660
                                                          ========     ========

Depreciation expense for the quarters ending September 30, 1997 and 1996 was $4,590 and $4,590, respectively. Depreciation expense for the nine months ending September 30, 1997 and 1996 was $13,770 and $12,190, respectively.

                   GRAND ADVENTURES TOUR & TRAVEL PUBLISHING
                           CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

4. ACQUISITIONS

On December 1, 1994, Inventory Merchandising Services, Inc. (IMS) (a wholly owned subsidiary of Barter Exchange, Inc. (BEI)), acquired the net assets of a business owned by Lou and Claudia Nackos (Nackos) for the assumption of certain liabilities in the amount of $144,394. This resulted in a new operating division called Interline Travel (Interline).

Assets acquired from Nackos consist of the following:

       Cash                                                             $    814
       Excess of cost over net assets acquired                            74,278
       Furniture and fixtures                                             69,302
                                                                        --------
       Total assets acquired                                            $144,394
                                                                        ========

Airfair Publishing, Inc. (Airfair) is a Delaware corporation formed on January 6, 1996. Immediately subsequent to incorporation of Airfair, the assets and liabilities of Interline were transferred by IMS into Airfair. Additionally, existing shareholders of BEI received four shares of Airfair for each share held in BEI, resulting in 8,500,000 shares issued. An additional 600,000 shares were authorized by the Board of Directors and issued to two shareholders, resulting in a total of 9,100,00 shares issued pursuant to the spin-off of the Interline division in IMS to Airfair. Capital of $30,000 was contributed to Airfair by BEI.

On January 13, 1996, (Closing Date) [effective December 31, 1995 (Effective
Date)] Airfair acquired certain assets and assumed certain liabilities of Interline Representatives Ltd. and Airfair Publishing Corp. (IRL/APC) for $593,791.

Assets acquired from IRL/APC consist of the following:

       Furniture and equipment                                            $ 35,000
       Covenant-not-to compete                                              30,000
       Excess of cost over net assets acquired                             528,791
                                                                          --------
       Total assets acquired                                              $593,791
                                                                          ========

Liabilities (unadjusted) assumed from IRL/APC consist of the following:

       Subscription, prepaid advertising, and tour ledger                 $204,326
       Net assets acquired                                                $389,465

Payment for the net assets acquired from IRL/APC is as follows:

       Cash                                                               $ 30,000
       Note payable #1 (see below)                                         201,879
       Note payable #2 (see below)                                         157,586
                                                                          --------
       Total payments (unadjusted)                                        $389,465
                                                                          ========

Both of the promissory notes described above, had identical terms (except as specified) as follows: The annual interest rate on unpaid principal is 12% per annum. Interest only will be due on the unpaid balance on January 31, 1996, February 29, 1996, and March 31, 1996. Thereafter, principal and interest shall be due and payable in monthly installments of $5,593 on Note #1 and $4,366 on Note #2, each payable on the last day of each month, beginning April 30, 1996, until December 31, 1999, when the entire principal and accrued interest remaining unpaid, shall be due and payable in full. These notes were settled in full with a cash payment of $75,000 in April, 1997, when the remaining unpaid balance was $299,963. The difference between the unpaid balance and the settlement of $224,963 was credited to Goodwill which was created at acquisition.

The purchase method of accounting was used to account for the above transactions.

Effective July 19, 1996, Riley Investments, Inc. (Riley) and Airfair executed an Agreement that provided for the merger of MergerCo, a newly-created, wholly-owned subsidiary of Riley, with and into Airfair, which became the surviving corporation, and the conversion of the issued and outstanding Airfair stock into shares of Riley stock on the basis of one share of Riley stock for each share of Airfair stock outstanding on the Effective date. On October 7, 1996, articles of amendment were filed on behalf of Riley wherein the name was changed to Grand Adventures Tour & Travel Publishing Corporation (the Company) with authority to issue 10,000,000, no par, preferred shares and 30,000,000 common shares with a par value of $.0001. The transaction was accounted for as a reverse acquisition.

                   GRAND ADVENTURES TOUR & TRAVEL PUBLISHING
                           CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

5. INTANGIBLE ASSETS

Intangible assets at September 30, 1997 and 1996 are as follows:

As explained in Note 4 to the financial statements, on December 31, 1994, IMS acquired the net assets of a business owned by Nackos (referred to herein as Interline) and assumed certain liabilities. Of the $144,394 total purchase price, $74,278 represented the excess of the cost over the fair value of net assets acquired. The excess of cost over net assets acquired is amortized on a straight-line basis over 40 years.

As explained in Note 4 to the financial statements, on January 13, 1996, (Closing Date) [effective December 31, 1995 (Effective Date)] Airfair acquired certain assets and assumed certain liabilities of Interline Representatives Ltd. and Airfair Publishing Corp. (IRL/APC) . Of the $593,791 total purchase price, $528,791 represented the excess of the cost over the fair value of net assets acquired and $30,000 represented a covenant-not-to compete. Also amortizable are $16,336 of additional legal and acquisition costs. The excess of cost over net assets acquired is amortized on a straight-line basis over 40 years and the covenant is amortized over 3 years. Also, as explained in Note 4, Goodwill was reduced by $224,963 upon the reduced settlement of the debt incurred in the acquisition.

At September 30, 1997 and 1996, the unamortized cost consists of the following:

                                                          1997          1996
                                                        ---------     ---------
       Cost                                             $ 424,442     $ 649,405
       Less accumulated amortization                      (43,604)      (21,026)
                                                        ---------     ---------

       Net $380,838 $628,379 Amortization expense for the quarters ended September 30, 1997 and 1996, was $4,919 and $6,370, respectively. Amortization expense for the nine months ended September 30, 1997 and 1996, was $16,208 and $19,015, respectively.


6. DUE TO AFFILIATE

The Company entered into a Management Services Agreement with BEI and IMS whereby BEI agreed to permit the Company to use office space and certain computer and telephone equipment leased by the Company, BEI and IMS agreed to provide to the Company certain services including accounting, payroll, services, and the services of certain executive officers and personnel who perform services for Airfair, BEI, and IMS. The Company agreed to pay to BEI and IMS, collectively, a cash sum equal to 1/2% of the Company's gross cash receipts during any month in which the Agreement remains in effect.

The Company and IMS have also entered into an Inventory Marketing Agreement whereby the Company sells certain IMS inventories. The Company is required to make monthly payments to IMS equaling (i) the cash value of the inventory sold plus (ii) 25% of the collected revenue generated from such sales less such cash value. At September 30, 1997, BEI/IMS owed the Company $140,134. At September 30, 1996, the Company owed BEI/IMS $568,540.

                   GRAND ADVENTURES TOUR & TRAVEL PUBLISHING
                           CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

7. LONG-TERM DEBT

At September 30, 1997 and 1996 long-term debt consisted of the following:

                                                                                     1997           1996
                                                                                  -----------    -----------
     Notes payable to shareholders, due April 30, 2000 including accrued interest at 12% per annum payable in, in monthly installments, convertible into common stock
at a conversion price of $0.50 principal amount for each share                    $   352,633    $      --
     Note payable at $1,163 per month, including
interest at 14% per annum, convertible into common stock at the conversion price of $1.00 principal amount for each share of common
stock, subordinated to senior indebtedness                                             44,529           --
     Note payable with a repayment schedule based on
on the release of bank credit card escrow funds, including interest
at 6% per annum, maturity date is April 16, 1998                                      116,354           --
     Note payable (acquisition of IRL/APC - see Note
4) at $5,593 per month, including interest at
12% per annum, collateralized by assets acquired                                            0        179,916
     Note payable (acquisition of IRL/APC - see Note
4) at $4,366 per month, including interest at
12% per annum, collateralized by assets acquired                                            0        140,747
     Note payable with interest payments only for 12 months
with interest at 12% per annum. Maturity date of August, 1997                               0        100,000
     Convertible debentures due April, 2000
7% interest only due on each anniversary with principal due at maturity, interest may be paid in shares of common stock at the option of the Company at the rate one share for each $0.50 of interest due, unpaid principal is convertible into common stock
at a conversion price of $0.25 per share                                              500,000           --
     Note payable at $1,000 per month for six months beginning
April 25,1997, then $1,500 per month for six months, the $2,000
per month until paid in full, with interest at 8% per annum                            48,502           --
     Note payable at $4,246 per month beginning April, 1997,
with interest at 6% per annum                                                          23,021           --
     Note payable at $1,154 per month beginning April, 1997,
with interest at 10% per annum, maturity date of March, 1999,
unpaid balance can be converted into common stock at $0.50 per share                   19,209           --
     Note payable at $1,000 per month beginning May 15,1997
remaining unpaid balance due June 15, 1998, interest at 9% per annum                   23,167           --
     Note payable at $556 per month beginning August 5, 1997
with interest at 8% per annum, maturity date of August 5, 1998                          5,368
     Note payable at $300.00 per month beginning June 15, 1997
for 35 months at 10% interest per annum                                                 8,035
                                                                                  -----------    -----------
                                                                                    1,140,818        420,663
Less current portion                                                                 (337,339)      (120,396)
                                                                                  -----------    -----------
Total                                                                             $   803,480    $   300,267
                                                                                  ===========    ===========

                   GRAND ADVENTURES TOUR & TRAVEL PUBLISHING
                           CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

8. DEFERRED SUBSCRIPTION REVENUE

Subscription sales are deferred as unearned income at the time of sale. Magazine customers normally pay for a one-year or two-year subscription in advance. As magazines are delivered to subscribers, the proportionate share of the subscription price is taken into revenue. Magazine subscription selling expenses are deferred and charged to operations over the same period as the related subscription income is earned.

9. DEFERRED DISCOUNT

In April of 1996, the Company entered into an agreement with a telephone long-distance service provider wherein the Company receives a discount (credit) against its telephone charges provided that its annual volume of telephone usage is equal to at least $240,000 for a period of three years. If the Company fails to meet the minimum usage requirement, the discount will be forfeited. The discount credit balance as of June 30, 1997 is $54,644. The Company renegotiated this contract during the current quarter and as a result this discount became earned and was recognized during this period.

10 . INCOME TAXES

The Company had no provision for income taxes at September 30, 1997 and 1996.

There are no reconciling items between the statutory U.S. federal rate and effective rates for the quarters ended September 30, 1997 and 1996.

At September 30, 1997, Interline has a net operating loss carryforward totaling approximately $880,000 that may be offset against future taxable income. If not used, the carryforward will expire in 2011.

11. COMMON STOCK

Riley Investments, Inc. was incorporated as Pace Group International, Inc., ("Pace") in October, 1987 under the laws of the State of Oregon. On September 20, 1995, the stockholders approved a name change of the Company to Riley Investments, Inc. As of November 1, 1995, after the effects of the transaction described below, the Company had no operating assets and was dormant.

On May 23, 1995, the Chairman of the Board, Edwin T. Cornelius, Jr. ("Cornelius"), the Secretary/Treasurer, Joanne Cornelius, and two sons of Mr. and Mrs. Cornelius entered into an option agreement to sell 2,905,486 common shares of Pace they owned to Bridgeworks Capital. The above shareholders, together with another shareholder who was also the son of Mr. and Mrs. Cornelius, owned an aggregate of 3,984,000 common shares of Pace. The option agreement, among other provisions, was subject to shareholder approval of a 1-for-15 reverse stock split of the outstanding shares of Pace common stock and an exchange of substantially all net assets of Pace, including its ownership of 100% of the outstanding common stock of Pace International Research, Inc., for notes payable and unpaid accrued interest thereon owed to Cornelius which approximated $422,000 as of October 31, 1995. The above transaction was approved by the shareholders on September 20, 1995 and became effective November 1, 1995.

Prior to the consummation of the option agreement, Cornelius also transferred 450,000 shares of Pace common stock to two investors who had previously advanced the Company $525,000 in 1987 pursuant to profit-sharing agreements. Under the term of those profit-sharing agreements, the investors were to be paid in full from certain Pace profits. As of October 31, 1995, those investors had not been repaid for their advances.

The remaining Pace common stock owned by the Cornelius family, which aggregated 628,514 shares, were returned to the Company and 588,674 shares were canceled as of December 31, 1996.

Airfair Publishing, Inc. (Airfair) is a Delaware corporation formed on January 6, 1996. Immediately Subsequent to incorporation of Airfair on January 6, 1996, the existing shareholders of BEI received four shares of Airfair for each share held in BEI, resulting in 8,500,000 shares issued. An additional 600,000 shares were authorized by the Board of Directors and issued to two shareholders, resulting in a total of 9,100,000 shares issued pursuant to the spin-off of the Interline division in IMS to Airfair. (See Note 4.) Capital of $30,000 was contributed to Airfair by BEI.

In September of 1996, 25,000 shares of common stock were issued for $25,000.

                   GRAND ADVENTURES TOUR & TRAVEL PUBLISHING
                           CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Effective July 19, 1996, Riley and Airfair executed an Agreement that provided for the merger of MergerCo, a newly-created, wholly-owned subsidiary of Riley, with and into Airfair, which became the surviving corporation, and the conversion of the issued and outstanding Airfair stock into shares of Riley stock on the basis of one share of Riley stock for each share of Airfair stock outstanding on the Effective date. Airfair shares outstanding on the Effective date totaled 9,125,000. On October 7, 1996, articles of amendment were filed on behalf of Riley wherein the name was changed to Grand Adventures Tour & Travel Publishing Corporation with authority to issue 10,000,000, no par, preferred shares and 30,000,000 common shares with a par value of $.0001.
Existing shareholders in Riley at the date of conversion held 384,024 shares.

12. LEASING ARRANGEMENTS

As part of the Management Services Agreement with BEI (see Note 6), the Company is allowed access and use of (i) approximately 8,000 square feet of space leased by BEI and (ii) all common areas within the building to which BEI is permitted access. The fees for usage are included in the management services fee calculation under the Management Services Agreement.

13. SUBSEQUENT EVENTS

Subsequent to the end of the September 30,1997 quarter, the Company raised an additional $100,000 through short-term borrowings from an existing shareholder/noteholder. The prior credit card processor also released approximately $50,000 from the escrow reserve being held as security. The Company is also in negotiations with an Underwriter to provide for a $500,000 bridge loan pending a public offering to raise approximately $4,900,000 before discounts and offering fees. The Company anticipates that the bridge loan will be completed before the end of October, 1997 and the offering will be finalized prior to the end of December, 1997. In connection with the bridge financing, the Company is offering the noteholders the right to purchase up to 500,000 shares of stock at a price of $0.0001 per share. If the bridge loan is consummated the Company will have a charge against earnings for the difference in the fair market value of the stock and the discounted value offered to the noteholders.

14. STOCK OPTION PLAN

The Company has a long-term stock incentive plan (LTSIP) that authorizes an aggregate of 1,000,000 shares of common stock for future grants. Options to purchase shares of Airfair common stock granted under the previous Airfair stock option plan were exchanged for comparable options granted under the LTSIP for an equivalent number of shares pursuant to the terms of the Merger as explained in Note 4 to the financial statements. Under the plan, the exercise price of each employee option is $1.00 and the exercise price of options granted to shareholders range from $.50 to $1.00. An option's maximum term is five years. Employee options were granted on August 1, 1996, and February 1, 1997, and vest in three years. Other options are fully vested. The fair value of each option grant is estimated on the grant date using an option-pricing model with the following weighted-average assumptions used for grants in 1996: risk-free interest rate of 6%, and expected lives of 5 years for the options.

A summary of the status of the Company's outstanding stock options as of September 30, 1997 is presented below:


             Outstanding Options                    Exercisable Options
---------------------------------------  -----------------------------------------
                             Weighted-
                              Average
                   Number    Remaining     Weighted-      Number      Weighted-
   Range of     Outstanding Contractual     Average     Exercisable    Average
Exercise Prices   9/30/97      Life      Exercise Price  at 9/30/97 Exercise Price
---------------   -------      ----      --------------  ---------- --------------
    $1.00        1,014,466   4 years        $ .94        1,014,466     $ .94
     1.00          361,000   4 years         1.00          101,667      1.00
     1.00          449,000   4 years         1.00          110,000      1.00
                 ---------                               ---------

                 1,824,466                               1,226,133
                 =========                               =========

                          Independent Auditor's Report

                                 April 28, 1997

The Board of Director
Riley Investments, Inc.
Lake Oswego, Oregon

          We have audited the accompanying balance sheet of Riley Investments, Inc. as of October 9, 1996, and the related statement of operations, stockholders' equity, and cash flows for the period from November 1, 1995 through October 9, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

          We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

          In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Riley Investments, Inc. at October 9, 1996, and the results of its operations and its cash flows for the period from November 1, 1995 through October 9, 1996 in conformity with generally accepted accounting principles.



                Isler & Co., L.L.C.
                Portland, Oregon

To The Board of Directors
  of Grand Adventures Tour & Travel Publishing Corporation and Subsidiary Austin, Texas


We have audited the accompanying consolidated balance sheets of Grand Adventures Tour & Travel Publishing Corporation (formerly Riley Investments, Inc.) for the period November 1, 1996 through December 31, 1996, and its subsidiary (Airfair Publishing, Inc.) for the years ended December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for the periods then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of Grand Adventures Tour & Travel Publishing Corporation (formerly Riley Investments, Inc.), whose financial statements are immaterial in relation to the consolidated financial statements, for the years ended October 31, 1996 and 1995. Those statements were examined by other auditors whose reports have been furnished to us and our opinion expressed herein, insofar as it relates to the amounts included for Grand Adventures Tour & Travel Publishing Corporation, is based solely on the reports of the other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Grand Adventures Tour & Travel Publishing Corporation and subsidiary as of December 31, 1996 and 1995, and the results of their operations for the years then ended, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 15 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 15. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Andersen Andersen & Strong, L.C.
April 4, 1997
(except for Note 15, as to which the date is May 1, 1997)
Salt Lake City, Utah

                   GRAND ADVENTURES TOUR & TRAVEL PUBLISHING
                           CORPORATION AND SUBSIDIARY
                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995

===============================================================================

ASSETS                                                              1996             1995
                                                                -------------    -------------
CURRENT ASSETS
     Cash and cash equivalents - restricted (Note 2)            $      43,240    $        --
     Accounts receivable, net of allowance for
              doubtful accounts of $8,810 in 1996 (Note 2)             19,911             --
     Prepaid hotel cost (Note 2)                                      252,344           27,085
     Prepaid cruise and tour cost (Note 2)                            578,915             --
                                                                -------------    -------------
             Total Current Assets                                     894,410           27,085
                                                                -------------    -------------
PROPERTY AND EQUIPMENT, AT COST, NET OF
     accumulated depreciation (Notes 2 and 3)                          63,070           48,179
                                                                -------------    -------------
OTHER ASSETS
     Intangible assets, net of accumulated
              amortization (Notes 2 and 5)                            622,009           72,266
                                                                -------------    -------------
                                                                $   1,579,489    $     147,530
                                                                =============    =============
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
     Accounts payable                                           $     578,988    $       6,787
     Other current liabilities                                        179,868             --
     Due to affiliate (Note 6)                                         88,213          475,611
     Current portion of long-term debt (Note 7)                       502,573             --
     Deferred hotel revenue (Note 2)                                  385,852           41,124
     Deferred cruise and tour revenue (Note 2)                        623,715             --
     Deferred subscription revenue                                    105,060             --
                                                                -------------    -------------
             Total Current Liabilities                              2,464,269          523,522
                                                                -------------    -------------
OTHER LIABILITIES
     Long-term debt (Note 7)                                          254,223             --
     Deferred discount (Note 9)                                        54,644             --
                                                                -------------    -------------
             Total Other Liabilities                                  308,867             --
                                                                -------------    -------------
STOCKHOLDERS' (DEFICIT)
     Preferred stock, no par value; authorized
             10,000,000 shares; none issued and outstanding              --               --
     Common stock $.0001 par value; authorized
             30,000,000 shares; issued and outstanding
             9,509,024 and 9,100,000 shares in 1996 and 1995,
             respectively  (Note 11)                                      951            9,100
     Additional paid-in capital (deficit)                             598,209           (9,100)
     Accumulated deficit                                           (1,792,807)        (375,992)
                                                                -------------    -------------
             Total Stockholders' (Deficit)                         (1,193,647)        (375,992)
                                                                -------------    -------------
                                                                $   1,579,489    $     147,530
                                                                =============    =============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                   GRAND ADVENTURES TOUR & TRAVEL PUBLISHING
                           CORPORATION AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                           DECEMBER 31, 1996 AND 1995

===============================================================================

                                                         1996            1995
                                                     ------------    ------------
REVENUES
     Hotel revenue                                   $  4,249,454    $  2,289,018
     Cruise and tour revenue                            6,339,179            --
     Magazine subscription and advertising revenue        374,789            --
     Merchandise and other revenue                         39,904          37,874
                                                     ------------    ------------
              Total Revenues                           11,003,326       2,326,892
                                                     ------------    ------------
COST OF SALES
     Hotel cost                                         3,273,552       1,751,919
     Cruise and tour cost                               5,562,876            --
     Magazine publishing cost                              75,120            --
     Merchandise cost                                       2,340          13,822
                                                     ------------    ------------
              Total Cost of Sales                       8,913,888       1,765,741
                                                     ------------    ------------
              Gross Profit                              2,089,438         561,151

OPERATING EXPENSES
      Selling, general and administrative expenses      1,816,025         530,488
     Wages                                              1,111,081         342,544
     Depreciation and amortization                         34,987          52,863
                                                     ------------    ------------
              Total Operating Expenses                  2,962,093         925,895
                                                     ------------    ------------
Net Loss Before Income Taxes                             (872,655)       (364,744)
Income Tax Expense                                           --              --
Net (Loss)                                           $   (872,655)   $   (364,744)
                                                     ============    ============
Net (Loss) Per Common Share (Note 2)                 $      (0.09)   $      (0.04)
                                                     ============    ============
Weighted Average Common Shares Outstanding              9,530,007       9,100,000
                                                     ============    ============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                   GRAND ADVENTURES TOUR & TRAVEL PUBLISHING
                           CORPORATION AND SUBSIDIARY
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                           DECEMBER 31, 1996 AND 1995

===============================================================================

                                                  COMMON STOCK           ADDITIONAL
                                           --------------------------      PAID-IN       RETAINED
                                             SHARES         AMOUNT         CAPITAL        DEFICIT         TOTAL
                                           -----------    -----------    -----------    -----------    -----------
GRAND ADVENTURES TOUR & TRAVEL
PUBLISHING CORPORATION (FORMERLY
RILEY INVESTMENTS, INC.)
BALANCE AT OCTOBER 31, 1994                  5,800,531    $       580    $   543,580    $  (764,168)   $  (220,008)
Net loss                                          --             --             --         (133,220)      (133,220)
                                           -----------    -----------    -----------    -----------    -----------

BALANCE AT OCTOBER 31, 1995                  5,800,531    $       580        543,580       (897,388)      (353,228)
Cancellation of shares                        (588,674)           (59)            59           --             --
Effect of 1-for-15 reverse stock
split (exclusive of fractional shares)      (4,827,833)          (483)           483           --             --
Airfair shares converted to shares in
the Company                                  9,125,000            913         54,087           --           55,000
Net income (prior to merger)                      --             --             --          353,228        353,228
                                           -----------    -----------    -----------    -----------    -----------

BALANCE AT DECEMBER 31, 1996                 9,509,024    $       951    $   598,209    $  (544,160)   $    55,000
                                           ===========    ===========    ===========    ===========    ===========

AIRFAIR PUBLISHING, INC
BALANCE DECEMBER 31, 1994                         --      $      --      $      --      $   (11,248)   $   (11,248)
Issuance of shares pursuant to
spin-off of Airfair from IMS                 9,100,000          9,100         (9,100)          --             --
Net loss                                          --             --             --         (364,744)      (364,744)
                                           -----------    -----------    -----------    -----------    -----------

BALANCE AT DECEMBER 31, 1995                 9,100,000          9,100         (9,100)      (375,992)      (375,992)
Contribution of capital                           --             --           30,000           --           30,000
Issuance of common shares
($1.00 per share)                               25,000             25         24,975           --           25,000
Exchange of Airfair shares
for shares in the Company                   (9,125,000)        (9,125)       (45,875)          --          (55,000)
Net loss                                          --             --             --         (872,655)      (872,655)
                                           -----------    -----------    -----------    -----------    -----------

BALANCE AT DECEMBER 31, 1996                      --      $      --      $      --      $(1,248,647)   $(1,248,647)
                                           ===========    ===========    ===========    ===========    ===========

CONSOLIDATED BALANCES AT
 DECEMBER 31, 1996                           9,509,024    $       951    $   598,209    $(1,792,807)   $(1,193,647)
                                           ===========    ===========    ===========    ===========    ===========


              The accompanying notes are an integral part of these
                       consolidated financial statements.

             GRAND ADVENTURES TOUR & TRAVEL PUBLISHING CORPORATION
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                          1996           1995
                                                                      -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                              $  (872,655)   $  (364,744)
Adjustments to reconcile net loss to cash provided by
     operating activities:
              Depreciation and amortization                                34,987         21,355
              Provision for losses on accounts receivable                   8,810           --
             Changes in operating assets and liabilities:
              Accounts receivable                                         (28,720)          --
              Prepaid hotel cost                                         (225,260)       (14,015)
              Prepaid cruise and tour cost                               (578,915)          --
              Accounts payable                                            629,710           --
              Accrued expenses                                            122,307       (137,607)
              Payroll taxes payable                                            52           --
              Payable to affiliates and other                            (387,397)       491,874
              Deferred hotel revenue                                      344,728          3,137
              Deferred cruise and tour revenue                            623,715           --
              Deferred subscription revenue                               105,060           --
              Deferred discount                                            54,643           --
                                                                      -----------    -----------
                   Net Cash Provided (Used) by Operating Activities      (168,935)          --
                                                                      -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Business acquisitions                                               (575,128)          --
     Purchase of property and equipment                                   (35,000)          --
     Proceeds from sale of equipment                                       10,507           --
                                                                      -----------    -----------
                   Net Cash Provided (Used) by Investing Activities      (599,621)          --
                                                                      -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from sale of common stock                                    55,000           --
     Proceeds from notes payable                                          909,465           --
     Repayments of notes payable                                         (152,669)          --
                                                                      -----------    -----------
                   Net Cash Provided by Financing Activities              811,796           --
                                                                      -----------    -----------
     Net Increase (Decrease) in Cash                                       43,240           --
     Cash at Beginning of Period                                             --             --
     Cash at End of Period                                            $    43,240    $      --
                                                                      ===========    ===========
SUPPLEMENTAL CASH FLOW INFORMATION
     Cash paid during the year for interest                           $    38,402    $      --

             The accompanying notes are an integral part of these
                       consolidated financial statements.

                   GRAND ADVENTURES TOUR & TRAVEL PUBLISHING
                           CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995

===============================================================================

1. BUSINESS ACTIVITIES

The Company serves a portion of the travel industry known as "interliners". Interliners are the active employees and retirees of the airline industry, who may fly on many carriers for free or at a very significantly reduced fare, along with their families and the friends to whom they pass along their allotments of no-cost or low-cost flying privileges. Interliners are generally able to procure hotel or resort accommodations in destination locations, berths on cruise ships and other travel products at rates representing a courtesy of up to 50% off of established rates, primarily because interliners have a high propensity to travel and tend to travel during off-peak periods when "stand-by" space is available at hotels and resorts and on cruise ships. These factors have led the travel industry to view interline bookings as incremental revenue that supplements normal marketing revenue.

The Company serves both interline travelers and operators (hotels, resort, cruise lines and others) segments of the interline industry through three distinct business units: Interline Adventures, a publication formerly titled Airfair Magazine: Interline Travel, which markets hotel-resort space to interliners and specializes in Mexican and Caribbean locations: and Interline Representatives, Ltd., which markets cruise and escorted tour packages to interliners.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

Travel revenue is recognized on a "booked, paid, traveled" basis. This means that all client funds received and all funds paid to travel suppliers prior to the travel date are deferred for income recognition until such time as the client has traveled and the Company has completed its commitment to the client and the travel suppliers. Subscription sales are deferred for income recognition until magazines are delivered to subscribers. (See Note 8.)

The assets "Prepaid Hotel Cost" and "Prepaid Cruise and Tour Cost" represent expenses paid for tours and cruises which have been booked but not yet taken by the customer. The liabilities "Deferred Hotel Revenue" and "Deferred Cruise and Tour Revenue" represent payments received for tours and cruises booked but not recognized as revenue until the customer completes the tour or cruise.

Cash and Cash Equivalents

Substantially all of the balance in the cash account consists of an escrow deposit required by Bank One as a reserve for credit card processing. The Company has agreed to establish an escrow balance of $125,000 to be funded by depositing amounts equal to 5% of the prior week's gross sales deposit activity on a weekly basis commencing September 9, 1996, for a six week period. Commencing the 7th week, the Company agreed to deposit $5,000 per week for a 4-week period, and commencing the 11th week, a deposit of $10,000 per week until the reserve is fully funded. As of December 31, 1996, the Company had funded the escrow account to a balance of $42,876, and as of the date of the audit report, the balance in the account is $105,376.

                   GRAND ADVENTURES TOUR & TRAVEL PUBLISHING
                           CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1996 AND 1995


2. SUMMARY OF SIGNIFICANT ACCOUNTING
    POLICIES (Continued)-

Cash and Cash Equivalents (continued)

The Company considers all highly liquid instruments purchased with a maturity at the time of purchase of less than three months to be cash equivalents.

Allowance for Uncollectible Accounts

The Company provides an allowance for accounts receivable which are doubtful of collection. The allowance is based upon management's periodic analysis of receivables, evaluation of current economic conditions, and other pertinent factors. Ultimate losses may vary from the current estimates and, as additions to the allowance become necessary, they are charged against earnings in the period in which they become known. Losses are charged and recoveries are credited to the allowance.

Income (Loss) Per Share

The computation of primary income (loss) per share of common stock is based on the weighted average number of common shares outstanding during the period plus (in periods in which they have a dilutive effect) the effect of common shares contingently issuable from stock options and exercise of warrants.

Depreciation and Amortization

Property and equipment are stated at cost. Depreciation is computed on the straight-line method for financial statement purposes. Estimated useful lives range from 5 to 7 years. Intangibles, consisting of "excess of cost over net assets acquired" and non-compete covenants are stated at cost and are being amortized over 40- year and 3-year periods, respectively.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary Airfair Publishing Company, Inc. All intercompany transactions have been eliminated.

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of certain assets and liabilities for financial and tax reporting. The deferred taxes represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

                   GRAND ADVENTURES TOUR & TRAVEL PUBLISHING
                           CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1996 AND 1995


2. SUMMARY OF SIGNIFICANT ACCOUNTING
    POLICIES (Continued)-

Stock-Based Compensation

In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No.123, Accounting for Stock-Based Compensation. The Company currently accounts for its stock-based compensation plans using the accounting prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. Since the Company is not required to adopt the fair value based recognition provisions prescribed under SFAS No. 123, it has elected to comply with the disclosure requirements set forth in the Statement, which includes disclosing pro forma net income as if the fair value based method of accounting had been applied. (See Note 14.)

Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing the financial statements.

3. PROPERTY AND EQUIPMENT

Property and equipment at December 31, 1996 and 1995 is as follows:

                                                         1996            1995
                                                       --------        --------
       Property and equipment                          $ 93,795        $ 69,302

       Less accumulated depreciation                    (30,725)        (21,123)
                                                       --------        --------
       Net property and equipment                      $ 63,070        $ 48,179
                                                       ========        ========

Depreciation expense for the years ending December 31, 1996 and 1995 was $9,601 and $19,498, respectively.

4. ACQUISITIONS

On December 1, 1994, Inventory Merchandising Services, Inc. (IMS) (a wholly owned subsidiary of Barter Exchange, Inc. (BEI)), acquired the net assets of a business owned by Lou and Claudia Nackos (Nackos) for the assumption of certain liabilities in the amount of $144,394. This resulted in a new operating division called Interline Travel (Interline).

                   GRAND ADVENTURES TOUR & TRAVEL PUBLISHING
                           CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1996 AND 1995


4. ACQUISITIONS (Continued)-

Assets acquired from Nackos consist of the following:

       Cash                                                             $    814
       Excess of cost over net assets acquired                            74,278
       Furniture and fixtures                                             69,302
                                                                        --------
       Total assets acquired                                            $144,394
                                                                        ========

Airfair Publishing, Inc. (Airfair) is a Delaware corporation formed on January 6, 1996. Immediately subsequent to incorporation of Airfair, the assets and liabilities of Interline were transferred by IMS into Airfair. Additionally, existing shareholders of BEI received four shares of Airfair for each share held in BEI, resulting in 8,500,000 shares issued. An additional 600,000 shares were authorized by the Board of Directors and issued to two shareholders, resulting in a total of 9,100,00 shares issued pursuant to the spin-off of the Interline division in IMS to Airfair. Capital of $30,000 was contributed to Airfair by BEI.

On January 13, 1996, (Closing Date) [effective December 31, 1995 (Effective
Date)] Airfair acquired certain assets and assumed certain liabilities of Interline Representatives Ltd. and Airfair Publishing Corp. (IRL/APC) for $593,791.

Assets acquired from IRL/APC consist of the following:

       Furniture and equipment                                            $ 35,000
       Covenant-not-to compete                                              30,000
       Excess of cost over net assets acquired                             528,791
                                                                          --------

       Total assets acquired                                              $593,791
                                                                          ========

Liabilities (unadjusted) assumed from IRL/APC consist of the following:

       Subscription, prepaid advertising, and tour ledger                 $204,326
                                                                          --------

       Net assets acquired                                                $389,465
                                                                          ========

Payment for the net assets acquired from IRL/APC is as follows:

       Cash                                                               $ 30,000
       Note payable #1 (see below)                                         201,879
       Note payable #2 (see below)                                         157,586
                                                                          --------

       Total payments (unadjusted)                                        $389,465
                                                                          ========

                   GRAND ADVENTURES TOUR & TRAVEL PUBLISHING
                           CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1996 AND 1995


4. ACQUISITIONS (Continued)-

Both of the promissory notes described above, have identical terms (except as specified) as follows: The annual interest rate on unpaid principal is 12% per annum. Interest only will be due on the unpaid balance on January 31, 1996, February 29, 1996, and March 31, 1996. Thereafter, principal and interest shall be due and payable in monthly installments of $5,593 on Note #1 and $4,366 on Note #2, each payable on the last day of each month, beginning April 30, 1996, until December 31, 1999, when the entire principal and accrued interest remaining unpaid, shall be due and payable in full.

The purchase method of accounting was used to account for the above transactions.

The following unaudited pro forma information has been prepared assuming that the above acquisitions had occurred at the beginning of 1995. Permitted pro forma adjustments include only the effects of events directly attributable to a transaction that are factually supportable and expected to have a continuing impact. Pro forma adjustments reflecting anticipated "efficiencies" in operation resulting from a transaction are, under most circumstances, not permitted. As a result of the limitations imposed with regard to the types of permitted pro forma adjustments, the Company believes that this unaudited pro forma information is not indicative of future results of operations, nor the results of historical operations had the above acquisitions been consummated as of the assumed date.

                                                                    Unaudited
                                                                       1995
                                                                    -----------
       Revenues                                                     $ 9,077,000
       Gross profit                                                   1,825,000
       Net (loss)                                                      (414,000)
       Net (loss) per weighted average
          common share                                                     (.04)

Effective July 19, 1996, Riley Investments, Inc. (Riley) and Airfair executed an Agreement that provided for the merger of MergerCo, a newly-created, wholly-owned subsidiary of Riley, with and into Airfair, which became the surviving corporation, and the conversion of the issued and outstanding Airfair stock into shares of Riley stock on the basis of one share of Riley stock for each share of Airfair stock outstanding on the Effective date. On October 7, 1996, articles of amendment were filed on behalf of Riley wherein the name was changed to Grand Adventures Tour & Travel Publishing Corporation (the Company) with authority to issue 10,000,000, no par, preferred shares and 30,000,000 common shares with a par value of $.0001. The transaction was accounted for as a reverse acquisition.

                   GRAND ADVENTURES TOUR & TRAVEL PUBLISHING
                           CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1996 AND 1995



5. INTANGIBLE ASSETS

Intangible assets at December 31, 1996 and 1995 are as follows:

As explained in Note 4 to the financial statements, on December 31, 1994, IMS acquired the net assets of a business owned by Nackos (referred to herein as Interline) and assumed certain liabilities. Of the $144,394 total purchase price, $74,278 represented the excess of the cost over the fair value of net assets acquired. The excess of cost over net assets acquired is amortized on a straight-line basis over 40 years.

As explained in Note 4 to the financial statements, on January 13, 1996, (Closing Date) [effective December 31, 1995 (Effective Date)] Airfair acquired certain assets and assumed certain liabilities of Interline Representatives Ltd. and Airfair Publishing Corp. (IRL/APC) . Of the $593,791 total purchase price, $528,791 represented the excess of the cost over the fair value of net assets acquired and $30,000 represented a covenant-not-to compete. Also amortizable are $16,336 of additional legal and acquisition costs. The excess of cost over net assets acquired is amortized on a straight-line basis over 40 years and the covenant is amortized over 3 years.

At December 31, 1996 and 1995, the unamortized cost consists of the following:

                                                        1996            1995
                                                      ---------        --------
       Cost                                           $ 649,405        $ 74,278
       Less accumulated amortization                    (27,396)         (2,012)
                                                      ---------        --------

       Net                                            $ 622,009        $ 72,266
                                                      =========        ========

Amortization expense for the years ended December 31, 1996 and 1995, was $25,386 and $1,857, respectively.

6. DUE TO AFFILIATE

The Company entered into a Management Services Agreement with BEI and IMS whereby BEI agreed to permit the Company to use office space and certain computer and telephone equipment leased by the Company, BEI and IMS agreed to provide to the Company certain services including accounting, payroll, services, and the services of certain executive officers and personnel who perform services for Airfair, BEI, and IMS. The Company agreed to pay to BEI and IMS, collectively, a cash sum equal to 1/2% of the Company's gross cash receipts during any month in which the Agreement remains in effect.

The Company and IMS have also entered into an Inventory Marketing Agreement whereby the Company sells certain IMS inventories. The Company is required to make monthly payments to IMS equaling (i) the cash value of the inventory sold plus (ii) 25% of the collected revenue generated from such sales less such cash value.

                   GRAND ADVENTURES TOUR & TRAVEL PUBLISHING
                           CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1996 AND 1995


6. DUE TO AFFILIATE (Continued)

In order to provide short-term financing for the Company's operations, BEI has advanced certain amounts to the Company for the above services. At December 31, 1996 and 1995, the Company owed BEI $88,213 and $475,611, respectively.

7. LONG-TERM DEBT

At December 31, 1996 and 1995 long-term debt consisted of the following:

                                                                1996          1995
                                                              ----------    ----------

Notes payable to shareholders, due September 30, 1997
including accrued interest at 14% per annum,
collateralized by marketable securities and other
property pursuant to a Security-Agreement Pledge
executed by BEI in favor of the lenders                       $  400,000    $     --
Note payable at $1,163 per month, including
interest at 14% per annum, convertible into
common stock at the conversion price of $1.00
principal amount for each share of common
stock, subordinated to senior indebtedness                        50,000          --

Note payable (acquisition of IRL/APC - see Note
4) at $5,593 per month, including interest at
12% per annum, collateralized by assets acquired                 172,300          --

Note payable (acquisition of IRL/APC - see Note
4) at $4,366 per month, including interest at
12% per annum, collateralized by assets acquired                 134,496          --
                                                              ----------    ----------

                                                                 756,796          --
Less current portion                                            (502,573)         --
                                                              ----------    ----------

Total                                                         $  254,223    $     --
                                                              ==========    ==========

                   GRAND ADVENTURES TOUR & TRAVEL PUBLISHING
                           CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1996 AND 1995


7. LONG-TERM DEBT (Continued)-

The annual maturities of long-term debt for the next five years are as follows:

   Year ending
   December 31,                                                           Amount
   ------------                                                           ------
       1997                                                              $502,573
       1998                                                               108,048
       1999                                                               121,944
       2000                                                                11,274
       2001                                                                12,957
                                                                         --------

       Total                                                             $756,796
                                                                         ========

8. DEFERRED SUBSCRIPTION REVENUE

Subscription sales are deferred as unearned income at the time of sale. Magazine customers normally pay for a one-year or two-year subscription in advance. As magazines are delivered to subscribers, the proportionate share of the subscription price is taken into revenue. Magazine subscription selling expenses are deferred and charged to operations over the same period as the related subscription income is earned.

9. DEFERRED DISCOUNT

In April of 1996, the Company entered into an agreement with a telephone long-distance service provider wherein the Company receives a discount (credit) against its telephone charges provided that its annual volume of telephone usage is equal to at least $240,000 for a period of three years. If the Company fails to meet the minimum usage requirement, the discount will be forfeited. The discount credit balance as of December 31, 1996 is $54,644.

10 . INCOME TAXES

The components of the provision for income taxes at December 31, 1996 and 1995 are as follows:

                                                               1996        1995
                                                            ---------   ---------
       Current tax expense                                  $    --     $    --
       Deferred tax expense                                      --          --
                                                            ---------   ---------

       Income tax expense                                   $    --     $    --
                                                            =========   =========

                   GRAND ADVENTURES TOUR & TRAVEL PUBLISHING
                           CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1996 AND 1995

10. INCOME TAXES (Continued)-

The tax effects of temporary differences and carryforwards that give rise to significant portions of deferred tax assets and liabilities consist of the following:

                                         1996           1995
                                      -----------    -----------
Deferred tax assets:
   Accounts receivable                $     2,995    $      --
   Net operating loss carryforwards       299,517           --
                                      -----------    -----------

Gross deferred tax assets                 302,512           --
   Valuation allowance                   (290,770)          --
                                      -----------    -----------

Total deferred tax assets                  11,742           --
                                      -----------    -----------

Deferred tax liabilities:
   Fixed assets                             4,513           --
   Intangible assets                        7,229           --
                                      -----------    -----------

Total deferred tax liabilities             11,742           --
                                      -----------    -----------

Net deferred tax asset (liability)    $      --      $      --
                                      ===========    ===========

There are no reconciling items between the statutory U.S. federal rate and effective rates for the years ended December 31, 1996 and 1995.

At December 31, 1996, Interline has a net operating loss carryforward totaling approximately $880,000 that may be offset against future taxable income. If not used, the carryforward will expire in 2011.

11. COMMON STOCK

Riley Investments, Inc. was incorporated as Pace Group International, Inc., ("Pace") in October, 1987 under the laws of the State of Oregon. On September 20, 1995, the stockholders approved a name change of the Company to Riley Investments, Inc. As of November 1, 1995, after the effects of the transaction described below, the Company had no operating assets and was dormant.

On May 23, 1995, the Chairman of the Board, Edwin T. Cornelius, Jr. ("Cornelius"), the Secretary/Treasurer, Joanne Cornelius, and two sons of Mr. and Mrs. Cornelius entered into an option agreement to sell 2,905,486 common shares of Pace they owned to Bridgeworks Capital. The above shareholders, together with another shareholder who was also the son of Mr. and Mrs. Cornelius, owned an aggregate of 3,984,000 common shares of Pace. The option agreement, among other provisions, was subject to shareholder approval of a 1-for-15 reverse stock split of the outstanding shares of Pace common stock and an exchange of substantially all net assets of Pace, including its ownership of 100% of the outstanding common stock of Pace International

                   GRAND ADVENTURES TOUR & TRAVEL PUBLISHING
                           CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1996 AND 1995


11. COMMON STOCK (Continued)-

Research, Inc., for notes payable and unpaid accrued interest thereon owed to Cornelius which approximated $422,000 as of October 31, 1995. The above transaction was approved by the shareholders on September 20, 1995 and became effective November 1, 1995.

Prior to the consummation of the option agreement, Cornelius also transferred 450,000 shares of Pace common stock to two investors who had previously advanced the Company $525,000 in 1987 pursuant to profit-sharing agreements. Under the term of those profit-sharing agreements, the investors were to be paid in full from certain Pace profits. As of October 31, 1995, those investors had not been repaid for their advances.

The remaining Pace common stock owned by the Cornelius family, which aggregated 628,514 shares, were returned to the Company and 588,674 shares were canceled as of December 31, 1996.

Airfair Publishing, Inc. (Airfair) is a Delaware corporation formed on January 6, 1996. Immediately Subsequent to incorporation of Airfair on January 6, 1996, the existing shareholders of BEI received four shares of Airfair for each share held in BEI, resulting in 8,500,000 shares issued. An additional 600,000 shares were authorized by the Board of Directors and issued to two shareholders, resulting in a total of 9,100,000 shares issued pursuant to the spin-off of the Interline division in IMS to Airfair. (See Note 4.) Capital of $30,000 was contributed to Airfair by BEI.

In September of 1996, 25,000 shares of common stock were issued for $25,000.

Effective July 19, 1996, Riley and Airfair executed an Agreement that provided for the merger of MergerCo, a newly-created, wholly-owned subsidiary of Riley, with and into Airfair, which became the surviving corporation, and the conversion of the issued and outstanding Airfair stock into shares of Riley stock on the basis of one share of Riley stock for each share of Airfair stock outstanding on the Effective date. Airfair shares outstanding on the Effective date totaled 9,125,000. On October 7, 1996, articles of amendment were filed on behalf of Riley wherein the name was changed to Grand Adventures Tour & Travel Publishing Corporation with authority to issue 10,000,000, no par, preferred shares and 30,000,000 common shares with a par value of $.0001.
Existing shareholders in Riley at the date of conversion held 384,024 shares.

12. LEASING ARRANGEMENTS

As part of the Management Services Agreement with BEI (see Note 6), the Company is allowed access and use of (i) approximately 8,000 square feet of space leased by BEI and (ii) all common areas within the building to which BEI is permitted access. The fees for usage are included in the management services fee calculation under the Management Services Agreement.

                   GRAND ADVENTURES TOUR & TRAVEL PUBLISHING
                           CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1996 AND 1995


13. SUBSEQUENT EVENTS

On February 13, 1997, the Company borrowed $40,000, payable to a trust established by a stockholder of the company. Interest accrues at the rate of 12% per annum. Payments shall be due from time to time as follows: (i) immediately after ascertaining that any check received in payment of any Pledged Account, as designated in the Pledge Agreement, the Company shall make a payment in the amount of such check; (ii) immediately after the Company utilizes any credit issued by any advertiser in payment of any Pledged Account, the Company shall make a payment in the amount of such utilization; and (iii) on May 15, 1997 (the maturity date), the Company shall pay the entire unpaid principal and interest. The promissory note is secured by (i) the secured interest granted in the Pledged Accounts and intangible assets, and (ii) the security interests granted in certain marketable securities and warrants pursuant to the provisions of the Security Agreement-Pledge executed by the Company and BEI Holdings, Inc. in favor of the lender.

On January 31, 1997, an account payable in the amount of $36,906 was converted into a note payable with the following terms: Nine Monthly payments of $4,246, including interest at 6% per annum. (Also, see Note 15.)

14. STOCK OPTION PLAN

The Company has a long-term stock incentive plan (LTSIP) that authorizes an aggregate of 1,000,000 shares of common stock for future grants. Options to purchase shares of Airfair common stock granted under the previous Airfair stock option plan were exchanged for comparable options granted under the LTSIP for an equivalent number of shares pursuant to the terms of the Merger as explained in Note 4 to the financial statements. Under the plan, the exercise price of each employee option is $1.00 and the exercise price of options granted to shareholders range from $.50 to $1.00. An option's maximum term is five years. Employee options were granted on August 1, 1996 and vest in three years. Other options are fully vested. The fair value of each option grant is estimated on the grant date using an option-pricing model with the following weighted-average assumptions used for grants in 1996: risk-free interest rate of 6%, and expected lives of 5 years for the options.

A summary of the status of the Company's stock option plan as of December 31, 1996, and the changes during the year ending December 31, 1996 is presented below:

                   GRAND ADVENTURES TOUR & TRAVEL PUBLISHING
                           CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1996 AND 1995

14. STOCK OPTION PLAN (Continued)-

                                                               Weighted Average
Fixed Options                                        Shares     Exercise Price
-----------------------------------------------------------    ----------------
Balance - January 1, 1996                              --           $  --
Granted - Stockholders                             1,014,466          0.94
Granted - Employees                                  305,000          1.00
Exercised                                              --              --
Forfeited                                              --              --
                                                  ----------
Balance, - December 31, 1996                       1,319,466
                                                  ==========

Exercisable at December 31, 1996                   1,116,133
Weighted-average fair value of options
    granted during the year                       $      .38
                                                  ==========

The following table summarizes information about fixed stock options outstanding at December 31, 1996:

             Outstanding Options                    Exercisable Options
---------------------------------------  -----------------------------------------
                             Weighted-
                              Average
                   Number    Remaining     Weighted-      Number      Weighted-
   Range of     Outstanding Contractual     Average     Exercisable    Average
Exercise Prices  12/31/96      Life      Exercise Price at 12/31/96 Exercise Price
---------------  --------   -----------  -------------- ----------- --------------
    $1.00        1,014,466     4 years        $ .94       1,014,466     $ .94
     1.00          305,000     4 years         1.00         101,667      1.00
                 ---------                                ---------

                 1,319,466                                1,116,133
                 =========                                =========

If the Company had used the fair value based method of accounting for its employee stock option plan, as prescribed by Statement of Financial Accounting Standard No. 123, compensation cost in net loss for the year ended December 31, 1996 would have increased by $38,400, resulting in a net loss of $911,055, net of tax, and a loss per common share of $.10.

15. GOING-CONCERN

As shown is the accompanying financial statements, the Company incurred net losses during the years ended December 31, 1996 and 1995 of $872,655 and $364,744, respectfully, and as of December 31, 1996 and 1995, current liabilities exceeded its current assets by $1,569,859 and $496,437, respectively. Those factors could create an uncertainty about the Company's ability to continue as a going concern. Since January 1, 1997, management has reduced expenses by approximately $40,000 per month through a reduction in nonessential personnel, changing to a lower priced package delivery service, obtaining more services such as small printing jobs on a trade basis and reducing any other expenses that are not considered absolutely necessary to the

                   GRAND ADVENTURES TOUR & TRAVEL PUBLISHING
                           CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1996 AND 1995


15. GOING CONCERN  (Continued)-

ongoing needs of the operation. Subsequent to the date of the audit report, the Company raised funds through additional long-term borrowings. Loans to shareholders in the amount of $400,000 (see Note 7) were restructured whereby, the loan holders agreed to release the equity securities held as collateral pursuant to a Security-Agreement Pledge executed by BEI in favor of the loanholders in exchange for the following conditions: (1) payment of all accrued interest as of April 10, 1997 (which amounted to approximately $29,000), (2) the loan broker (Avonwood Capital) is to receive a fee of $20,000, (3) 40,000 Company common stock warrants to be issued to Avonwood Capital and 20,000 stock warrants to Stan Moyer (a principal of Avonwood), all exercisable at $1.00 per share, (4) conversion of the existing $400,000 notes to new 3 year notes at a 12% annual interest rate, with principal and interest payable monthly, beginning in May, 1997, (5) the outstanding principal balance is convertible (at the note holders' option) to Company common stock at $.50 per share, and (6) no prepayment penalties.

With the release of the equity securities, the Company obtained a margin loan of $185,000 with the equity securities as collateral with the Principal Financial Group in April, 1997. Also in April, 1997, the Company raised an additional $500,000 from ten investors through the issuance of three-year convertible debentures. The debentures carry an annual interest rate of 7%. Interest and principal are due and payable in annual installments on each anniversary. At the option of the Company, interest payments due prior to the maturity date may be made in shares of common stock of the Company at the rate one share for each $.50 of interest accrued and payable. The debenture holder has the right at any time prior to maturity, to convert all or any portion of the then outstanding principal balance into fully paid and non-assessable shares of common stock of the Company at a conversion price of $.25 per share of such outstanding principal amount, subject to adjustment from time to time as provided for in the debenture. The Company also extinguished in April, 1997, the $306,796 of notes payable that were incurred in connection with the acquisition of the cruise and magazine division for a cash settlement of $75,000. With these cash resources, the Company has been able to expand the distribution and number of publications advertising the Company's hotel and cruise and tour packages which management believes should substantially increase sales in both areas. Management has, and is continuing to negotiate with its accounts payable vendors in order to work out acceptable payment schedules for all parties.

Management believes that its working capital after accomplishing the above financing arrangement, together with cash generated from existing operations will be sufficient to satisfy anticipated sales growth. There can be no assurance that even with the provided financing that the Company will not encounter adverse effects on its business, financial conditions or results of operations in the future. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Articles of Incorporation of Grand Adventures Tour & Travel Publishing Corporation (the "Company") provide that, to the fullest extent permitted by Oregon law, directors and former directors of the Company shall not be liable to the Company or its shareholders for monetary damages occurring in their capacity as a director. Oregon law does not currently authorize the elimination or limitation of the liability of a director to the extent the director is found liable (i) for any breach of the director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith that constitute a breach of duty of the director of the Company or which involve intentional misconduct or a knowing violation of law, (iii) for transactions from which the director received an improper benefit, whether the benefit resulted from an action taken within the scope of the director's office or (iv) for acts or omissions for which the liability of a director is expressly provided by law.

         The Company's Articles of Incorporation and its Bylaws grant mandatory indemnification to directors and officers of the Company to the fullest extent authorized under the Oregon Business Corporation Act. In general, an Oregon corporation may indemnify a director or officer who was, is or is threatened to be made a named defendant or respondent in a proceeding by virtue of his position in the corporation if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of criminal proceedings, had no reasonable cause to believe his conduct was unlawful. An Oregon corporation may indemnify an officer or director in an action brought by or in the right of the corporation only if such director or officer was not found liable to the corporation, unless or only to the extent that a court finds him to be fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The estimated expenses to be incurred in connection with the issuance and distribution of the Notes covered by this Registration Statement, all of which will be paid by the Company, are as follows:



Securities and Exchange Commission Registration Fee .............................................................$
American Stock Exchange Filing Fee ..............................................................................$
National Association of Securities Dealers, Inc. Filing Fee .....................................................$
Printing and Engraving ..........................................................................................$
Legal Fees and Expenses..........................................................................................$
Accounting Fees and Expenses.....................................................................................$
Miscellaneous ..........................................................................................$        *
                                                                                                          -------
         Totalxx.................................................................................................$


------------------

*        Estimated

xx To the extent that the actual offering expenses exceed the limitation on the payment of offering expenses [set forth in the Prospectus and/or] imposed by applicable state securities law, Grand Adventures Tour & Travel Publishing Corporation, will pay such excess offering expense

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

          The following sets forth certain information regarding sales of securities of the Company issued within the past three years, which were not registered pursuant to the Securities Act of 1933, as amended (the "Securities Act"). The following information has been adjusted to reflect the 1-for-7 split for all Common Stock to be effected in October, 1997 (the "Reverse Stock Split"):

          On October 10, 1996, the Company, in connection with a merger (the "Merger") of a newly created, wholly-owned subsidiary of the Company with and into Airfair Publishing, Inc. ("Airfair"), which operated the businesses that now comprise the Company's operations, the Company issued the following securities:

          (i) 1,303,571 shares of Common Stock to shareholders of Airfair. Such issuance was exempt from registration pursuant to either or both Section 4(2) of the Securities Act or Rule 506 under the Securities Act ("Rule 506"), based on the absence of any public solicitation, there being a limited number of shareholders of Airfair (a significant number of whom were accredited investors), and the investors' access to information and sophistication;

          (ii) incentive options to acquire 51,571 shares of Common Stock to employees and officers of Airfair to replace incentive stock options to acquire 325,000 shares of Airfair common stock. Based on the absence of any public solicitation, there being a limited number of shareholders of Airfair (a significant number of whom were accredited investors), the investors' access to information and sophistication, and compliance with the requirements of Rule 701 promulgated under the Securities Act ("Rule 701"), the options granted to the employees and officers of Airfair were exempt from registration pursuant to any or all of Section 4(2) of the Securities Act or Rules 506 or 701. The exercise of such options will be made pursuant to Rule 701;

         (iii) warrants to acquire 13,095 shares of Common Stock to replace warrants to acquire an equal number of shares of Airfair common stock. Under the terms of the Airfair warrants, upon consummation of the Merger, such warrants were automatically converted into an equivalent warrant to acquire shares of the Company's common stock. Each of these warrant holders was an accredited investor and had received their Airfair warrants or claim options in transactions exempt under one or both of Rule 506 or Section 4(2) of the Securities Act. It is a condition to exercise of the warrants that such exercise not be integrated with any prior registered offering and that the holders certify, at the time of exercise, that such holder is an accredited investor. The Company believes that the issuance of these warrants was not a sale of securities by the Company but, if such issuance is a "sale" within the meaning of the Securities Act, that such issuances was, and that the issuance of shares of common stock upon exercise of the warrants will be, exempt from the registration requirements of the Securities Act under either or both Section 4(2) of the Securities Act or Rule 506;

          (iv) warrants to acquire 8,571 shares of Common Stock issued to Avonwood Capital Corporation ("Avonwood") and F. Stanton Moyer in satisfaction of their bona fide claims to Airfair warrants which, if issued timely by Airfair, would have caused Mr. Moyer and Avonwood to have held Airfair warrants at the time of the Merger and to have been issued warrants together with the individuals described in subparagraph (iii) above. Mr. Moyer and Avonwood are highly sophisticated and accredited investors and their claim for Airfair warrants arose from a transaction exempt from the registration requirements of the Securities Act. It is a condition to exercise of the warrants that such exercise not be integrated with any prior registered offering and that the holders certify, at the time of exercise, that such holder is an accredited investor. The Company believes that the issuance of these warrants was and that the issuance of shares of Common Stock upon exercise of the warrants will be, exempt from the registration requirements of the Securities Act under either of both Section 4(2) of the Securities Act or Rule 506; and


          (v) an option to acquire 114,285 shares of Common Stock to Mark T. Waller, a director and substantial shareholder of the Company. The issuance to Mr. Waller was effected in accordance with the terms of an advisory services agreement between Mr. Waller and the Company. Such warrant issuance was exempt from the registration requirements of the Securities Act pursuant to either or both Section 4(2) of the Securities Act or Rule 506 under the Securities Act.

         Effective as of October 10, 1996, the Company issued to a consultant a warrant to acquire 400 shares of Common Stock. The warrant was issued to the consultant as consideration for assistance to the Company in procuring a valuable relationship and contract with a significant cruise line operator. The consultant is a sophisticated investor with extensive knowledge of the Company and its markets. It is a condition to exercise of the warrants that such exercise not be integrated with any prior registered offering and that the holders certify, at the time of exercise, that such holder is an accredited investor. The Company believes that the issuance of these warrants was not a sale of securities by the Company but, if such issuance is a "sale" within the meaning of the Securities Act, that such issuances was, and that the issuance of shares of common stock upon exercise of the warrants will be, exempt from the registration requirements of the Securities Act under either or both Section 4(2) of the Securities Act or Rule 506. Based on these factors, the Company believes that the warrant issuance to Mr. Calhoun was exempt under Section 4(2) of the Securities Act.

         Effective as of October 10, 1996, the Company issued to a consultant a warrant to acquire 400 shares of Common Stock. The warrant was issued to the consultant as consideration for consulting services rendered to the Company and relating to financial matters, strategic planning and operational matters. The consultant is a sophisticated investor with extensive knowledge of the Company and its markets. It is a condition to exercise of the warrants that such exercise not be integrated with any prior registered offering and that the holders certify, at the time of exercise, that such holder is an accredited investor. The Company believes that the issuance of these warrants was not a sale of securities by the Company but, if such issuance is a "sale" within the meaning of the Securities Act, that such issuances was, and that the issuance of shares of common stock upon exercise of the warrants will be, exempt from the registration requirements of the Securities Act under either or both Section 4(2) of the Securities Act or Rule 506. Based on these factors, the Company believes that the warrant issuance to Mr. Calhoun was exempt under Section 4(2) of the Securities Act.

         In February, 1997, the Company granted to several employees incentive stock options to acquire a total of 64,142 shares of Common Stock. The options granted to these employees were, and the exercise of such options will be, effected in accordance with the provisions of Rule 701.

         In November, 1996, the Company issued to Dennis O'Connor a warrant to acquire 1,428 shares of Common Stock. The warrant was issued to Mr. O'Connor, a securities lawyer, in consideration for consulting services rendered to the Company and related to the Company's status as a formerly defunct reporting company. Mr. O'Connor is an accredited and sophisticated investor and was provided with access to all material information regarding the Company. It is a condition to exercise of the warrants that such exercise not be integrated with any prior registered offering and that the holders certify, at the time of exercise, that such holder is an accredited investor. The Company believes that the issuance of these warrants was not a sale of securities by the Company but, if such issuance is a "sale" within the meaning of the Securities Act, that such issuances was, and that the issuance of shares of common stock upon exercise of the warrants will be, exempt from the registration requirements of the Securities Act under either or both Section 4(2) of the Securities Act or Rule
506. Based on these facts, the Company believes that the issuance of this warrant to Mr. O'Connor was exempt under Section 4(2) of the Securities Act.

         In March, 1997, the Company issued to a consultant providing the Company with computer services, a convertible note in the principal amount of $25,000, convertible into 7,142 shares of Amended Stock. The consultant shared office space with an affiliate of the Company, and has extensive knowledge of the Company's business. It is a condition to exercise of the conversion feature that such conversion not be integrated with any prior offering of the Company's securities. The Company believes that the issuance of this convertible note was, and the issuance of shares to occur when conversion of such notes will be, exempt from the registration requirements of the Securities Act based on
Section 4(2) of the Act.

         In April, 1997, the Company completed a private placement (the "First 1997 Placement") of convertible notes and warrants to ten accredited investors. The aggregate principal amount of the convertible notes was $500,000 and no portion of the consideration (which consisted entirely of cash) was attributed to the warrants. The warrants entitle the holders to acquire an aggregate of 142,857 shares of Common Stock. It is a condition to exercise of the warrants that such exercise not be integrated with any prior registered offering and that each holder certify, at the time of exercise, that such holder is an accredited investor. The Company believes that the issuance of notes and warrants was, and that the issuance of shares of common stock upon exercise of the warrants will be, exempt from the registration requirements of the Securities Act under either or both Section 4(2) of the Securities Act or Rule 506 under the Securities Act.

     In April 1997, holders of Notes issued by Airfair in 1996 agreed to exchange the 1996 notes for convertible notes issued by GATT which, although unsecured, incorporated a conversion feature. Each of the note holders is an accredited investor and each of them, or their purchaser representative, as the case may be, received complete access to the books and records of the Company. The Company believes that this transaction was exempt under Section 4 (2) of the Securities Act, based on the absence of any public solicitation, the Note holders' prior relationship with the Company and their accredited status. Based on the absence of any payment of remuneration at the time of conversion of the convertible notes, the Common Stock to be issued upon such conversion will be exempt from registration pursuant to the provisions of Section 3(a) and 9 of the Securities Act.

     In April 1997, in consideration for consulting services provided in connection with restructuring of the 1996 Notes, the Company issued to F. Stanton Moyer and Avonwood warrants to acquire an aggregate of 8,571 shares of Common Stock. It is a condition to exercise of the warrants that such exercise not be integrated with any prior registered offering and that the holders certify, at the time of exercise, that such holder is an accredited investor. Based on the absence of any public solicitation, the status of Mr. Moyer and Avonwood as accredited and sophisticated investors and their access to information regarding the Company, the Company believes that these issuances are, and that the issuance of shares upon the warrants will be, exempt from registration pursuant to the provisions of Section 4(2) of the Securities Act.

     In April 1997, the Company issued to Robert A. Barrett a warrant to acquire 7,142 shares of Common Stock. Mr. Barrett is the principal shareholder of the two corporations which sold to Airfair most of the business operations the Company currently operates. A substantial portion of the purchase price paid by Airfair to these two corporations were promissory notes payable to each of them. The warrant was issued to Mr. Barrett as partial consideration for his causing the two corporations to discount the two promissory notes substantially. Mr. Barrett is very knowledgeable about the Company's industry and the Company's operations and is a sophisticated investor. It is a condition to exercise of the warrants that such exercise not be integrated with any prior registered offering and that the holders certify, at the time of exercise, that such holder is an accredited investor. The Company believes that the issuance of these warrants was not a sale of securities by the Company but, if such issuance is a "sale" within the meaning o the Securities Act, that such issuances was, and that the issuance of shares of common stock upon exercise of the warrants will be, exempt from the registration requirements of the Securities Act under either or both Section 4(2) of the Securities Act or Rule
506. Based upon these factors, and in the absence of any public solicitation, the Company believes that this transaction is exempt from registration pursuant to the provisions of Section 4(2) of the Securities Act.

     In October 1997, the Company conducted a private placement of Notes and Shares. The aggregate offering price was $500,050 and the aggregate principal amount of the Notes was $500,000. Each of the investors is an accredited investor and the Company believes that the Second Private Placement was exempt under the provisions of either or both Rule 506 or Section 4(2) of the Securities Act.

ITEM 27.  EXHIBITS.

         Exhibit No.                Name of Exhibit
         -----------                ---------------

           1.01 Underwriting Agreement between Grand Adventures Tour & Travel Publishing Corporation (filed electronically herewith) and underwriter

           1.02 Warrant Agreement between Grand Adventures Tour & Travel Publishing Corporation (filed electronically herewith)


           1.03 Lock-up Agreement between Grand Adventures Tour & Travel Publishing Corporation and underwriter (to be filed by amendment)

          *2.01 Agreement and Plan of Merger entered into effective July 19,1996, by and between Riley Investments, Inc., and Airfair Publishing, Inc.

         *3.01 Restated Articles of Incorporation of Grand Adventures Tour & Travel Publishing Corporation

          3.02 Amended and Restated Bylaws of Grand Adventures Tour & Travel Publishing Corporation (filed electronically herewith)

          5.01 Opinion of Kuperman, Orr, Mouer & Albers, P.C. regarding legality of Common Stock (to be filed by amendment)

        *10.01 Advisory Services Agreement effective October 10, 1996 by and between Riley Investments, Inc. and Mark Waller

        *10.02                      Long Term Stock Incentive Option Plan

        *10.03 Non-Qualified Stock Option granted effective August 19, 1996 by Riley Investments, Inc. to Mark Waller

        *10.04 Indemnification and Pledge Agreement between Grand Adventures Tour & Travel Publishing Corporation and Mark Waller

         10.05 Employment Agreement with Joseph S. Juba (filed electronically herewith)

         10.06 Employment Agreement with Fernando Cruz-Silva (filed electronically herewith)

         10.07 Management Agreement between Grand Adventures Tour & Travel Publishing Corporation, BEI Holdings, Inc. and Inventory Marketing Services, Inc. (filed electronically herewith)

         10.08 Marketing Agreement between Grand Adventures Tour & Travel Publishing Corporation and Inventory Merchandising Services, Inc. (filed electronically herewith)

         11.01                      Statement of Computation of Earnings

        *16.01                      Letter from Isler & Co., former Company
                                    auditors

         21.01 List of Subsidiaries (filed electronically herewith)

         23.01 Consent of Kuperman, Orr, Mouer & Albers, P.C. (filed electronically herewith)

         23.02 Consent of Andersen, Andersen & Strong (filed electronically herewith)
----------

*Incorporated by reference from Form 8-K filed October 15, 1996.

ITEM 28. UNDERTAKINGS.

         1. The undersigned Registrant hereby undertakes:


         (a) To provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

         (b) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule
                 430A and contained in
                  a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

         (c) To file, during any period in which offers or sales are made, a post-effective amendment to this Registration Statement to:

                  (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and

                  (iii) include any additional or changed material information on the plan of distribution.

         (d) That, for the purpose of determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the termination or end of the offering.

         2. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, as amended (the "Act") the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form SB-2 and has duly caused this Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereon duly authorized in the City of Austin, State of Texas on October 23, 1997.


                         Grand Adventures Tour & Travel Publishing Corporation an Oregon corporation


                         By: /s/ Matthew O'Hayer
                             ----------------------------
                             Matthew O'Hayer
                             Chairman of the Board
                             and Chief Executive Officer


     Pursuant to the requirements of the Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

                             /s/ Joseph S. Juba
                             ----------------------------
                             Joseph S. Juba
                             President, Chief Operating Officer and Secretary



                             /s/ Darrell Barker
                             ----------------------------
                             Darrell Barker
                             Chief Financial Officer and Treasurer



                             /s/ Fernando Cruz Silva
                             ----------------------------
                             Fernando Cruz Silva
                             Senior Vice President of Sales & Marketing



                             /s/ Patti Macchi
                             ----------------------------
                             Patti Macchi
                             Vice President of Cruise Sales & Marketing



                             /s/ Robert Sandner
                             ----------------------------
                             Robert Sandner
                             Director

                                 EXHIBIT INDEX

         Exhibit No.                Name of Exhibit
         -----------                ---------------

           1.01 Underwriting Agreement between Grand Adventures Tour & Travel Publishing Corporation (filed electronically herewith) and underwriter

           1.02 Warrant Agreement between Grand Adventures Tour & Travel Publishing Corporation (filed electronically herewith)


           1.03 Lock-up Agreement between Grand Adventures Tour & Travel Publishing Corporation and underwriter (to be filed by amendment)

          *2.01 Agreement and Plan of Merger entered into effective July 19,1996, by and between Riley Investments, Inc., and Airfair Publishing, Inc

          *3.01 Restated Articles of Incorporation of Grand Adventures Tour & Travel Publishing Corporation

           3.02 Amended and Restated Bylaws of Grand Adventures Tour & Travel Publishing Corporation (filed electronically herewith)

           5.01 Opinion of Kuperman, Orr, Mouer & Albers, P.C. regarding legality of Common Stock (to be filed by amendment)

         *10.01 Advisory Services Agreement effective October 10, 1996 by and between Riley Investments, Inc. and Mark Waller

         *10.02                     Long Term Stock Incentive Option Plan

         *10.03 Non-Qualified Stock Option granted effective August 19, 1996 by Riley Investments, Inc. to Mark Waller

         *10.04 Indemnification and Pledge Agreement between Grand Adventures Tour & Travel Publishing Corporation and Mark Waller

          10.05 Employment Agreement with Joseph S. Juba (filed electronically herewith)

          10.06 Employment Agreement with Fernando Cruz-Silva (filed electronically herewith)

          10.07 Management Agreement between Grand Adventures Tour & Travel Publishing Corporation, BEI Holdings, Inc. and Inventory Marketing Services, Inc. (filed electronically herewith)

          10.08 Marketing Agreement between Grand Adventures Tour & Travel Publishing Corporation and Inventory Merchandising Services, Inc. (filed electronically herewith)

          11.01                     Statement of Computation of Earnings

         *16.01                     Letter from Isler & Co., former Company
                                    auditors

          21.01 List of Subsidiaries (filed electronically herewith)

          23.01 Consent of Kuperman, Orr, Mouer & Albers, P.C. (filed electronically herewith)

          23.02 Consent of Andersen, Andersen & Strong (filed electronically herewith)
     ----------

     * Incorporated by reference from Form 8-K filed October 15, 1996.